As filed with the Securities and Exchange Commission on February 7, 2001

                                              Registration No. 333-[        ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
          -----------------------------------------------------------
                                      FORM
                                       S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
          -----------------------------------------------------------

                           CONTINENTAL AIRLINES, INC.
                      CONTINENTAL AIRLINES FINANCE TRUST II
           (Exact name of Registrants as specified in their charters)

                Delaware                                       74-2099724
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                      Identification Number)

                                1600 Smith Street
                              Houston, Texas 77002
                                 (713) 324-2950
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Jeffery A. Smisek, Esq.
             Executive Vice President, General Counsel and Secretary
                           Continental Airlines Inc.
           Administrative Agent, Continental Airlines Finance Trust II
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                                 (713) 324-5000

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Michael L. Ryan, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000

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         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| _________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

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                         CALCULATION OF REGISTRATION FEE

                                                                                                     Proposed
       Title of Each Class of Securities           Amount To Be    Proposed Maximum Offering    Maximum Aggregate       Amount of
                To Be Registered                    Registered       Price Per Security(1)      Offering Price(1)   Registration Fee
                ----------------                    ----------       ---------------------      -----------------   ----------------
6% Convertible Preferred Securities, Term
    Income Deferrable Equity Securities
    (TIDESSM)(2) of Continental Airlines
    Finance Trust II........................         5,000,000                $50                 $250,000,000             $62,500
6% Convertible Junior Subordinated Debentures
    due 2030 of Continental Airlines, Inc...            (3)                   (3)                     (3)                    (3)
Preferred Securities Guarantee of the TIDES by
    Continental Airlines, Inc...............            (4)                   (4)                     (4)                    (4)
Class B Common Stock of Continental Airlines,
    Inc.....................................       4,166,667 (5)              (5)                     (5)                    (5)
       Total................................            N/A                   N/A                 $250,000,000             $62,500

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)  Exclusive of accrued interest and distributions, if any.
(3) $257,732,000 in aggregate principal amount of 6% Convertible Junior Subordinated Debentures due 2030 (the "debentures") of Continental Airlines, Inc. (the "Company") were issued and sold to Continental Airlines Finance Trust II (the "Trust") in connection with the issuance by the Trust of 5,000,000 of its 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities ("TIDES"). The debentures may be distributed, under certain circumstances, to the holders of the TIDES for no additional consideration.
(4) Includes the rights of holders of the TIDES under the preferred securities guarantee agreement between the Company and Wilmington Trust Company, as guarantee trustee (the "guarantee"). No separate consideration will be received for the guarantee.
(5) Such number of shares of common stock as are initially issuable upon conversion of the TIDES or the debentures registered hereunder for no additional consideration. This Registration Statement also covers such shares of common stock as may be issuable pursuant to anti-dilution adjustments.

          -----------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
X The Information in this preliminary prospectus is not complete and may be X X changed. These securities may not be sold until the registration statement X
X filed with the Securities and Exchange Commission is effective. This        X
X preliminary prospectus is not an offer to sell nor does it seek an offer to X X buy these securities in any jurisdiction where the offer or sale is not X
X permitted.                                                                  X
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                  Subject to completion, dated February 7, 2001

Prospectus

                                5,000,000 TIDESSM

                      Continental Airlines Finance Trust II

                      6% Convertible Preferred Securities,
               Term Income Deferrable Equity Securities (TIDES)SM*
                 (liquidation amount $50 per each of the TIDES)
          guaranteed by, and convertible into Class B common stock of,

                      [LOGO OF CONTINENTAL AIRLINES, INC.]

                           Continental Airlines, Inc.

                        ---------------------------------

         The selling holders may offer, from time to time:

o 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)SM, or TIDES SM of Continental Airlines Finance Trust II

o 6% Convertible Junior Subordinated Debentures due 2030 of Continental Airlines, Inc.

o    shares of Class B common stock of Continental Airlines, Inc.

         Continental Airlines Finance Trust II is a Delaware business trust. The TIDES represent undivided beneficial ownership interests in the assets of Continental Airlines Finance Trust II.

         The selling holders may sell these securities from time to time directly to purchasers or through agents, underwriters or dealers. If required, the names of any other selling holders, agents or underwriters involved in the sale of these securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a supplement to this prospectus. This prospectus may not be used to offer and sell these securities unless accompanied by a prospectus supplement. We will not receive any proceeds from the sale of these securities.

         *The terms Term Income Deferrable Equity Securities (TIDES)SM and TIDESSM are registered service marks of Credit Suisse First Boston Corporation.

                        ---------------------------------

         You should carefully consider matters discussed under the caption "Risk Factors" beginning on page 8.

         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                        ---------------------------------

                    The date of this prospectus is [ ], 2001.

                                TABLE OF CONTENTS

                                                                 Page

WHERE YOU CAN FIND MORE INFORMATION................................ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS.............iii

PROSPECTUS SUMMARY..................................................1

RISK FACTORS........................................................8

USE OF PROCEEDS....................................................15

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS..............................15

ACCOUNTING TREATMENT OF THE TIDES..................................15

CONTINENTAL AIRLINES FINANCE TRUST II..............................16

DESCRIPTION OF TIDES...............................................17

DESCRIPTION OF DEBENTURES..........................................34

DESCRIPTION OF GUARANTEE...........................................42

RELATIONSHIP AMONG THE TIDES,
THE DEBENTURES AND THE GUARANTEE...................................44

DESCRIPTION OF CAPITAL STOCK.......................................46

TAX CONSEQUENCES...................................................53

CERTAIN ERISA CONSIDERATIONS.......................................57

REGISTRATION RIGHTS................................................59

SELLING HOLDERS....................................................59

PLAN OF DISTRIBUTION...............................................61

LEGAL MATTERS......................................................62

EXPERTS  ..........................................................62

         As used in this prospectus, (a) the "indenture" means the Indenture between Continental Airlines, Inc. and Wilmington Trust Company, as trustee (the "debenture trustee") relating to the debentures, (b) the "declaration of trust" means the Amended and Restated Declaration of Trust relating to the trust among Continental Airlines, Inc., as trust sponsor (the "sponsor"), Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, the individuals named as administrative trustees therein (the "administrative trustees" and collectively with the property trustee and the Delaware trustee, the "trustees") and the holders from time to time of undivided beneficial interests in the assets of the trust, (c) the "guarantee" means the Preferred Securities Guarantee Agreement between Continental Airlines, Inc. and Wilmington Trust Company, as guarantee trustee, (d) the "common securities" means the common securities issued by the trust, (e) the "trust securities" means the TIDES and the common securities, (f) unless the context requires otherwise, the "common stock" means the Class B common stock of Continental Airlines, Inc., par value $.01 per share, (g) the "debentures" means the 6% Convertible Junior Subordinated Debentures due 2030 issued by us, and (h) the "offered securities" means the TIDES and underlying common stock. Unless the context requires otherwise, "Continental," "we," "us," "our" and similar terms in this prospectus refer solely to Continental Airlines, Inc. and not the trust or any of our other consolidated subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following locations of the SEC:

    Judiciary Plaza         Seven World Trade Center          Citicorp Center
450 Fifth Street, N.W.             13th Floor            500 West Madison Street
Washington, D.C. 20549      New York, New York 10048           Suite 1400
                                                         Chicago, Illinois 60661

         You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

         The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

         You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus.

         This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about our company and its financial condition.

  Continental SEC Filings (File No. 0-9781)                  Date Filed
  -----------------------------------------                  ----------

  Registration Statement on Form                             February 6, 2001
  8-A/A#3, which contains the
  description of our Class B
  common stock, and any amendment or
  report filed for the purpose
  of updating such description

  Registration Statement on Form                             January 22, 2001
   8-A/A, which contains the
  description of the Series A
  Junior Participating Preferred
  Stock Purchase Rights associated
  with our Class B common stock,
  and any amendment or report filed
  for the purpose of updating such description

  Annual Report on Form 10-K for the                         February 6, 2001
  year ended December 31, 2000



         We are also incorporating by reference all additional documents that we file with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act after the date of this prospectus.

         You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                       Attention: Secretary (713) 324-2950

         If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

         Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference under the caption "Risk Factors."

         All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus.

                           CONTINENTAL AIRLINES, INC.

         We are a major U.S. air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by 2000 revenue passenger miles, and, together with our wholly owned subsidiaries, Continental Express, Inc. and Continental Micronesia, Inc., served 230 airports worldwide at January 19, 2001. As of January 19, 2001, we flew to 136 domestic and 94 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. We directly served 16 European cities, seven South American cities, Tel Aviv and Tokyo and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Through our Guam hub, Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

         We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston, Hopkins International Airport in Cleveland, and a Pacific hub on the island of Guam. We are the primary carrier at each of these hubs, accounting for 55%, 78%, 50% and 68% of average daily jet departures from these locations, respectively, as of January 19, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

         We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                              NORTHWEST TRANSACTION

         On November 15, 2000, we executed various agreements, which we refer to as the Northwest Agreements, with Northwest Airlines Corporation and certain of its affiliates (which we refer to collectively as Northwest) under which we, among other things, repurchased most of the Class A common stock owned by Northwest, reclassified all issued shares of Class A common stock into Class B common stock, and made other adjustments to our corporate and alliance relationship with Northwest. Our stockholders ratified this reclassification and the related charter amendments at a special stockholders meeting held on January 22, 2001. We refer to these events collectively as the Northwest Transaction. Under the Northwest Agreements, we and Northwest supported an adjournment of the Department of Justice, or DOJ, lawsuit pending closing of the transaction (which adjournment was granted by the U.S. District Court on November 6, 2000) and sought dismissal of the DOJ litigation, which dismissal was granted on January 22, 2001. The Northwest Agreements have, among other matters, effected the following as of January 22, 2001:

                  Repurchase and Recapitalization. We repurchased from Northwest 6,685,279 shares of Class A common stock for $450 million in cash. We refer to this transaction as the repurchase. Immediately thereafter, the remaining 1,975,945 shares of Class A common stock held by Northwest (as well as all other issued shares of Class A common stock) were reclassified into Class B common stock at an exchange ratio of
         1.32 shares of common stock per share of Class A common stock. We refer to this event as the recapitalization. The repurchase, the reclassification and the related termination of a limited proxy reduced Northwest's general voting power with respect to us from approximately 59.6% to approximately 7.2%.

                   Northwest Alliance. The existing alliance with Northwest Airlines, Inc. was amended to extend its term through 2025 and to add additional termination rights (principally related to changes of control of Northwest Airlines or us and certain redemptions of the preferred stock described below).

                  Preferred Stock. In connection with the amendment to the Northwest Alliance, we issued to Northwest Airlines one share of a new series of preferred stock, which we refer to as the Preferred Stock, for a nominal price. The Preferred Stock gives Northwest Airlines the right to block, during the term of the Northwest Alliance, or if earlier, until the Preferred Stock becomes redeemable, on:

          o certain business combinations and similar changes of control transactions involving us and a third party major air carrier,

          o certain amendments to our rights plan (or redemption of those rights),

          o any dividend or distribution of all or substantially all of our assets, and

          o certain reorganizations and restructuring transactions involving us.

         The Preferred Stock is redeemable by us at a nominal price (and the blocking rights eliminated) if:

          o    Northwest Airlines transfers or encumbers the Preferred Stock,

          o there is a change of control of Northwest involving a third party major air carrier,

          o the Northwest Alliance terminates or expires (other than as a result of a breach by us), or

          o Northwest materially breaches its standstill obligations to us or triggers our rights agreement (described below under "Description of Capital Stock").

                  Standstill Agreement. We entered into a customary standstill agreement with Northwest that contains standstill and conduct restrictions similar to those that were contained in the parties' corporate governance agreement (now terminated), except that all of our securities now owned by Northwest following the repurchase are to be voted neutrally on all matters other than a Continental change of control (in which case they may be voted at Northwest's discretion) and the percentage of our equity permitted to be owned by Northwest will be adjusted downward to reflect its holdings following the repurchase and recapitalization, and upward if the number of shares of our common stock outstanding decreases.

                 Rights Agreement. Our rights agreement was amended to take into account the effects of the recapitalization and the repurchase, and to eliminate Northwest as an "Exempt Person." See "Description of Capital Stock--Preferred Stock Purchase Rights--Exempt Person."

                Charter Amendment. At the special meeting of our stockholders held on January 22, 2001, our charter was amended to:

          o reclassify the Class A common stock pursuant to the recapitalization,

          o    eliminate references to Class A and Class D common stock,

          o eliminate the special rights of a Northwest affiliate that owned Class A common stock, and

          o provide that until the termination of the Preferred Stock blocking rights (or the earlier redemption of the Preferred Stock), we will maintain and renew our rights agreement and, without the approval of the holder of the Preferred Stock, will not amend the rights agreement or redeem the rights thereunder to permit any change of control of our company involving a third party major air carrier.

                  Governance Agreement and Supplemental Agreement. The corporate governance agreement and the related supplemental agreement with certain parties who are affiliates of Northwest were each terminated at the closing of the transactions described in this section.

         We also entered into an agreement with 1992 Air, Inc. pursuant to which we purchased and terminated the "rights of offer and re-offer" covering the Class A common stock formerly owned by Northwest in exchange for a payment from us of $10 million in cash.

         In the Northwest Agreement, Northwest irrevocably waived the pre-emptive rights contained in its corporate governance agreement with us as they related to the original offering of the TIDES.

                                  THE OFFERING

         The TIDES were originally issued by the trust and sold by Credit Suisse First Boston Corporation and UBS Warburg LLC (the "initial purchasers") in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such initial purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The trust used all of the proceeds from the issuance of the TIDES and the concurrent sale of its common securities to us to purchase debentures from us.

Issuer..............Continental Airlines Finance Trust
                    II is a Delaware business trust and our subsidiary. Substantially all the assets of the trust consist of debentures issued by us. We own all of the outstanding common securities of the trust. The address of the trust's principal office is c/o Continental Airlines, Inc., 1600 Smith Street, Houston, Texas 77002, and its telephone number is (713) 324-2950.

Securities
Registered..........5,000,000 TIDES, $257,732,000 in
                    aggregate principal amount of the 6% Convertible Junior Subordinated Debentures, due November 15, 2030, 4,166,667 shares of common stock issuable upon conversion of the TIDES (subject to adjustment) and the guarantee of the TIDES.

Distributions.......Distributions on the TIDES are
                    payable at the annual rate of 6% of the $50 liquidation amount per TIDES. Distributions are cumulative and began to accumulate on the date of original issuance of the TIDES. Distributions are payable quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2001, unless we defer interest payments on the debentures.

Distribution Deferral
Provisions..........We can, on one or more occasions, defer the interest payments due on the debentures for up to 20 consecutive quarters unless an event of default under the debentures has occurred and is continuing. However, we cannot defer interest payments beyond the maturity date of the debentures, which is November 15, 2030. If we defer interest payments on the debentures, the trust will also defer distributions on the TIDES. The trust will be able to pay distributions on the TIDES only if and to the extent it receives interest payments from us on the debentures. During any deferral period, distributions will continue to accumulate quarterly at an annual rate of 6% of the liquidation amount of $50 per TIDES. Also, the deferred distributions will themselves accrue additional distributions at an annual rate of 6%, to the extent permitted by law. The trust will send you written notice of any deferral of distributions on the TIDES not later than 10 days prior to the record date for the related TIDES distribution. During any period in which we defer interest payments on the debentures, in general, the trust cannot:

                    o declare or pay any dividend or distribution on our capital stock,

                    o redeem, purchase, acquire or make a liquidation payment on any of our capital stock,

                    o make any interest, principal or premium payment on, or repurchase or redeem any of our debt securities that rank equally with or junior to the debentures, or

                    o make any payment on any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equal or junior to the debentures.

                         If an interest payment deferral occurs,
                         you will continue to recognize interest
                         income for U.S. federal income tax purposes in advance of your receipt of any corresponding cash distribution.

                         If you convert your TIDES during any interest payment deferral period, you will not receive any cash payment for any deferred distributions.


Conversion into
Common Stock.............You may convert each TIDES into
                         shares of our common stock at the initial conversion price of $60 per share of our common stock (equivalent to an initial conversion rate of approximately 0.8333 shares of common stock for each of the TIDES). The last reported sale price of our common stock on the New York Stock Exchange on February 5, 2001 was $51.21 per share. In connection with any conversion of the TIDES, the property trustee of the trust will exchange those TIDES for debentures having a principal amount equal to the stated liquidation amount of $50 per TIDES exchanged. The property trustee will then immediately convert the debentures into our common stock. We will not issue any fractional shares of common stock as a result of the conversion. Instead, we will pay the fractional interest in cash based on the then current market value of our common stock. Also, we will not issue any additional shares of our common stock upon conversion of the TIDES to pay for any accrued but unpaid distributions on the TIDES at the time of conversion.

Redemption by
the Trust................The trust will redeem all outstanding TIDES when the debentures are paid at maturity on November 15, 2030. In addition, we can make the trust redeem some or all of the TIDES at any time on or after November 20, 2003 by redeeming the debentures at the redemption prices described on page 35, plus any accrued and unpaid distributions thereon. If that happens, the trust will use the cash it receives from our redemption of the debentures to redeem, on a pro rata basis, TIDES of an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed.

Tax Event or
Investment Company
Event  Redemption or
Distribution.............Upon the occurrence of a tax event described below or a change in law that would require the trust to register as an investment company under the Investment Company Act of 1940, we may be required to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as required by applicable law, exchange all outstanding TIDES for debentures. In certain limited circumstances, upon the occurrence of a tax event, we will have the right to redeem the debentures in whole, but not in part, at a price equal to their aggregate principal amount plus any accrued and unpaid interest. Additionally, upon the occurrence of a tax event, we may elect to leave the TIDES outstanding and pay additional amounts to the trust so that the distributions to holders of the TIDES are not reduced because of the tax event.

                         A tax event generally means specified tax changes that could result in:

                         o the trust being subject to U.S. federal income taxes or more than a de minimis amount of other governmental charges, or

                         o the non-deductibility of interest payments on the debentures.

Liquidation Amount.......If the trust is liquidated and the debentures are not distributed to you, you will generally be entitled to receive, after satisfaction of liabilities to creditors of the trust as required by applicable law, $50 per TIDES plus accrued and unpaid distributions on each TIDES you hold.

The  Guarantee...........We have irrevocably guaranteed the trust's payment obligations on the TIDES to the extent described in this prospectus. Under the guarantee, we guarantee the trust's payment obligations, but only to the extent the trust has sufficient funds to make payments on the TIDES. If we do not make payments on the debentures, the trust will not have sufficient funds to make payments on the TIDES, in which case you will be unable to rely on the guarantee for payment. Our obligations under the guarantee are unsecured and junior to our obligations to make payments on all of our senior obligations, except as discussed elsewhere in this prospectus.

Liquidation of
the  Trust...............We have the right to dissolve the trust at any time. If we exercise this right, the trust will, after satisfaction of liabilities to creditors of the trust as required by applicable law, redeem the TIDES by distributing the debentures to you. If a tax event or a change in law that could require the trust to register as an investment company under the Investment Company Act of 1940 occurs, the trust may be required to redeem the TIDES by distributing the debentures to you.

Voting Rights............Generally, you do not have any voting rights as a holder of TIDES. However, in limited circumstances, the holders of the TIDES, by majority vote, will have the right to elect a special trustee.

Ranking..................Payments on the TIDES are made pro rata with the common securities except as described under the "Description of TIDES--Subordination of Common Securities" section of this prospectus. The debentures will be unsecured and subordinated to all of our senior obligations and be effectively subordinated to indebtedness of our subsidiaries. Please read the "Description of Debentures--Subordination" section of this prospectus. At December 31, 2000, our senior obligations included approximately $3.7 billion of debt and capital lease obligations. Our senior obligations also included certain minimum annual commitments under long-term operating leases of aircraft or aircraft engines.

Form of TIDES............The TIDES are represented by a global certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company, or DTC. Beneficial interests in the TIDES are evidenced by records maintained by DTC or the participants in DTC. Except under limited circumstances, TIDES in certificated form will not be issued in exchange for the global certificate or certificates.

Use of Proceeds..........The selling holders will receive all of the net proceeds from the resale of the offered securities. Neither we nor the trust will receive any such proceeds.

Registration Rights......Under a registration rights agreement, we and the trust have agreed to use our best efforts to keep the shelf registration statement, of which this prospectus is a part, effective and useable (subject to certain exceptions) for two years or such other period as shall be required under Rule 144(k) of the Securities Act or such shorter period ending when all the TIDES, debentures and common stock issuable upon their conversion that are covered by the registration statement have been sold. Special interest and special distributions will accrue on the debentures and the TIDES if we or the trust fail to meet our obligations under the registration rights agreement.

Absence of Market
for  the TIDES...........The TIDES were initially a privately placed security.
                         As a result of the effectiveness of the registration statement of which this prospectus is a part, the TIDES are no longer restricted securities under the Securities Act. However, there is currently no market for the TIDES. Although the initial purchasers have informed us that they currently intend to make a market in the TIDES, the initial purchasers are not obligated to do so, and any market making may be discontinued at any time without notice. Accordingly, you cannot be assured that a liquid market for the TIDES will develop.

Trading..................Our common stock is listed on the New York Stock
                         Exchange under the symbol "CAL." The common stock issuable upon conversion of the TIDES has been listed on the New York Stock Exchange.

                                  RISK FACTORS

         Investing in the TIDES involves risk. In addition to the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this prospectus, you should carefully consider the risk factors described below, in addition to the other information contained or incorporated by reference in this prospectus, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our business operations.

         Each of the following factors could have a material adverse affect on our business, financial condition or results of operations, causing the trading price of the TIDES and our common stock to decline and the loss of all or part of your investment.

Risk Factors Relating to Continental

         High Leverage and Significant Financing Needs

         We have a higher proportion of debt compared to our equity capital than some of our principal competitors. In addition, we have less cash resources than some of our principal competitors. A majority of our property and equipment is subject to liens securing indebtedness. Accordingly, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

         As of December 31, 2000, we had approximately $3.7 billion (including current maturities) of long-term debt and capital lease obligations and approximately $1.9 billion of Continental-obligated mandatorily redeemable preferred securities of trust, redeemable common stock and common stockholders' equity. Also at December 31, 2000, we had $1.4 billion in cash, cash equivalents and short-term investments.

         We have substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of December 31, 2000, we had agreed to acquire or lease a total of 86 additional Boeing jet aircraft through 2005. We anticipate taking delivery of 35 Boeing jet aircraft in 2001. We also have options for an additional 105 aircraft (exercisable subject to certain conditions). The estimated aggregate cost of our firm commitments for Boeing aircraft is approximately $4 billion. We currently plan to finance our new Boeing aircraft with a combination of enhanced pass through trust certificates, lease equity and other third-party financing, subject to availability and market conditions. As of December 31, 2000, we had approximately $890 million in financing arranged for such Boeing deliveries. We also have commitments or letters of intent for backstop financing for approximately 23% of the anticipated remaining acquisition cost of future Boeing deliveries. In addition, at December 31, 2000, we had firm commitments to purchase 26 spare engines related to the new Boeing aircraft for approximately $158 million, which will be deliverable through March 2005.

         As of December 31, 2000, Continental Express had firm commitments for 178 Embraer regional jets with options for an additional 100 Embraer regional jets exercisable through 2007. Continental Express anticipates taking delivery of 41 regional jets in 2001. The estimated cost of our firm commitments for Embraer regional jets is approximately $3 billion. Neither Continental Express nor we will have any obligation to take any such firm Embraer aircraft that are not financed by a third party and leased to us.

         For 2000, cash expenditures under operating leases relating to aircraft approximated $864 million, compared to $758 million for 1999, and approximated $353 million relating to facilities and other rentals compared to $328 million in 1999. We expect that our operating lease expenses for 2001 will increase over 2000 amounts.

         Additional financing will be needed to satisfy our capital commitments. We cannot predict whether sufficient financing will be available for capital expenditures not covered by firm financing commitments.

         We utilized some of our cash and issued the debentures in order to finance the purchase in cash of $450 million of shares of Class A common stock from Northwest after the recapitalization described under "Northwest Transaction" above. The industry in which we operate is a cash-intensive business and it is therefore desirable for us to maintain adequate cash on hand. While we believe that the amount of cash, cash equivalents, short-term investments and borrowing capacity that remains available to us after the recapitalization will be sufficient, we cannot provide complete assurance that this will be the case in all circumstances.

         Our Historical Operating Results

         We have recorded positive net income in each of the last six years. However, we experienced significant operating losses in the previous eight years. Historically, the financial results of the U.S. airline industry have been cyclical. We cannot predict whether current industry conditions will continue.

         Significant Cost of Aircraft Fuel

         Fuel costs constitute a significant portion of our operating expense. Fuel costs were approximately 15.6% of operating expenses for the year ended December 31, 2000 and 9.7% for the year ended December 31, 1999 (excluding fleet disposition/impairment losses). Fuel prices and supplies are influenced significantly by international political and economic circumstances. We enter into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. Our fuel hedging strategy could result in our not fully benefiting from certain fuel price declines. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices or reduction of scheduled airline service could result. Significant changes in fuel costs or continuation of high current jet fuel prices would materially affect our operating results.

         Labor Costs

         Labor costs constitute a significant percentage of our total operating costs, and we experience competitive pressure to increase wages and benefits. In July 2000, we completed a three-year program bringing all employees to industry standard wages and also announced and began to implement a phased plan to bring employee benefits to industry standard levels by 2003. The plan provides for increases in vacation, paid holidays, increased 401(k) company matching contributions and additional past service retirement credit for most senior employees.

         Ability to Use Net Operating Loss Carryforwards

         At December 31, 2000, we had estimated net operating loss carryforwards, or NOLs, of $1 billion for federal income tax purposes that will expire through 2021 and federal investment tax credit carryforwards of $45 million that will expire through 2001. Due to an ownership change of our company on April 27, 1993, the ultimate utilization of our NOLs and investment tax credits may be limited, as described below. Reflecting this limitation, we had a valuation allowance of $263 million at December 31, 2000.

         We had, as of December 31, 2000, deferred tax assets aggregating $677 million, including $366 million related to NOLs. We have consummated several transactions that resulted in the recognition of NOLs of our predecessor. To the extent we were to determine in the future that additional NOLs of our predecessor could be recognized in the accompanying consolidated financial statements, such benefit would reduce the value ascribed to routes, gates and slots.

         Section 382 of the Internal Revenue Code imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change occurred, utilization of our NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of our stock at the time of the ownership change by the applicable long-term tax-exempt rate (which was 5.39% for December 2000). Any unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by us at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, our annual NOL utilization would be limited to approximately $174 million per year other than through the recognition of future built-in gain transactions.

         In November 1998, Northwest completed its acquisition of certain equity of our company previously held by Air Partners, L.P. and its affiliates, together with certain of our Class A common stock held by other investors, totaling 8,661,224 shares of the Class A common stock. On January 22, 2001, we repurchased 6,685,279 shares of our Class A common stock from Northwest and an affiliate. In addition, each issued share of our Class A common stock was reclassified into 1.32 shares of Class B common stock in a nontaxable transaction. We do not believe that these transactions resulted in an ownership change for purposes of Section 382.

         Continental Micronesia's Dependence on the Japanese Economy; Currency Risk

         Because the majority of Continental Micronesia's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. To reduce the potential negative impact on Continental Micronesia's earnings, we have entered into forward contracts as a hedge against a portion of our expected net yen cash flow position. As of December 31, 2000, we had hedged approximately 75% of 2001 projected yen-denominated net cash flows at a rate of 99 yen to $1 US.

Risk Factors Relating to the Airline Industry

         Competition and Industry Conditions

         The airline industry is highly competitive and susceptible to price discounting. Carriers have used discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of our competitors have substantially greater financial resources or lower cost structures than we do.

         Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels have in the past been influenced by, among other things, the general state of the economy (both internationally and domestically), international events, airline capacity and pricing actions taken by carriers. Domestically, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines. In the last several years, the U.S. economy has improved and excessive price discounting has abated. We cannot predict the extent to which these industry conditions will continue.

         In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for "code-sharing," frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on its segment of flights connecting with its alliance partners. The Northwest Alliance is an example of such an arrangement, and we have existing alliances with numerous other air carriers. Other major U.S. airlines have alliances or planned alliances more extensive than we do. We cannot predict the extent to which we will benefit from our alliances or be disadvantaged by competing alliances.

        In recent years, and particularly since our deregulation in 1978, the U.S. airline industry has also undergone substantial consolidation, and it may in the future undergo additional consolidation. For example, in May 2000, United, the nation's largest commercial airline, announced its agreement to acquire US Airways, the nation's sixth largest commercial airline, subject to regulatory approvals and other conditions. In addition, in January 2001, American Airlines announced agreements to acquire the majority of Trans World Airlines Inc.'s assets and some of US Airways' assets, subject to regulatory approvals and other conditions. We routinely monitor changes in the competitive landscape and engage in analysis and discussions regarding our strategic position, including alliances and business combination transactions. We have had, and anticipate we will continue to have, discussions with the third parties regarding strategic alternatives. The impact on us of these pending transactions and any additional consolidation within the U.S. airline industry cannot be predicted at this time.

         Potential Increased Costs due to Regulatory Compliance

         Airlines are subject to extensive regulatory and legal compliance requirements that engender significant costs. In the last several years, the Federal Aviation Administration, or FAA, has issued a number of directives and other regulations relating to the maintenance and operation of aircraft that have required significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. We expect to continue incurring expenses in complying with the FAA's regulations.

         Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For instance, "passenger bill of rights" legislation has been introduced in Congress that would, among other things, require the payment of compensation to passengers as a result of certain delays, and limit the ability of carriers to prohibit or restrict usage of certain tickets in manners currently prohibited or restricted. The U.S. Department of Transportation has proposed rules that would significantly limit major carriers' ability to compete with new entrant carriers. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. We cannot provide assurance that laws or regulations enacted in the future will not adversely affect us.

         Seasonal Nature of Airline Business and Other Variability in Results

         Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Our results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, excise and similar taxes, changing levels of operations, fuel prices, weather, air traffic control delays, foreign currency exchange rates and general economic conditions.

Risk Factors Related to the TIDES

         Ability to Make Distributions on the TIDES

         Because of the subordinated nature of the guarantee and the debentures, we:

         o are not permitted to make any payments of principal, including redemption payments, or interest on the debentures if we default on our senior obligations, as described under "Description of Debentures--Subordination" in this prospectus,

         o are not permitted to make payments on the guarantee if we default on any of our other liabilities, including senior obligations, other than liabilities that are equal or subordinate to the guarantee by their terms as described under "Description of Guarantee" in this prospectus, and

         o must pay all of our senior obligations before we make payments on the guarantee or the debentures if we become bankrupt, liquidate or dissolve.

         In addition, if we fail to make any payments on the debentures, the trust will not be able to make any payments on the TIDES.

         Neither the TIDES, the guarantee nor the debentures limit our or our subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the debentures and the guarantee. At December 31, 2000, our senior obligations included approximately $3.7 billion of debt and capital lease obligations. Our senior obligations also included certain minimum annual commitments under long-term operating leases of aircraft or aircraft engines.

         Limited Scope of the Guarantee

         If we fail to make payments on the debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the TIDES to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the debentures, you may:

         o rely on the property trustee of the trust to enforce the trust's rights under the debentures or

         o directly sue us or seek other remedies to collect your pro rata share of payments owed.

         Tax Consequences of Distribution Deferral Provisions

         We can, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the debentures has occurred and is continuing. We cannot, however, defer interest payments beyond the maturity date of the debentures, which is November 15, 2030. If we defer interest payments on the debentures, the trust will also defer distribution payments on the TIDES and the common securities. During a deferral period, distributions will continue to accumulate on the TIDES and the common securities. Also, additional distributions will accumulate to the extent permitted by applicable law on any deferred distributions at an annual rate of 6%, compounded quarterly.

         Because of our ability to defer interest payments, special tax rules will apply that will require you to include interest in income on an accrual basis, regardless of when such interest is paid to you. Accordingly, if we defer payments of interest on the debentures, you will be required to include accrued interest income for the deferred interest allocable to your share of TIDES in your gross income for U.S. federal income tax purposes prior to receiving any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your TIDES prior to the record date for those distributions. You should consult with your own tax advisor regarding the tax consequences of an investment in the TIDES. Please read the "Tax Consequences"
section in this prospectus for more information regarding the tax consequences of holding and selling the TIDES.

         Effect on the Market Price of the TIDES of Deferral of Interest Payments on the Debentures

         If we defer interest payments on the debentures in the future, the market price of the TIDES may not fully reflect the value of accrued but unpaid interest on the debentures. If you sell TIDES during a deferral period, you may not receive the same return on investment as someone who continues to hold TIDES. In addition, our right to defer interest payments on the debentures may mean that the market price for the TIDES will be more volatile than other securities that are not subject to these rights.

         Redemption of the Debentures

         If specified tax events occur that render interest payments on the debentures non-deductible or subject the trust to taxation or upon a change in law that could require the trust to register as an investment company under the Investment Company Act, as more fully described under "Description of TIDES--Tax Event or Investment Company Event Redemption or Distribution," we may redeem the debentures, causing the redemption of your TIDES. The tax redemption price you would receive if we redeem the debentures will be $50 per each TIDES, plus accumulated and unpaid distributions. In addition, upon the occurrence of a tax event, we may elect to pay any increased taxes or expenses of the trust caused by the tax event.

         We may also redeem all or some of the debentures at any time on or after November 20, 2003, subject to certain conditions, without your consent. If a redemption occurs, the trust will use the cash it receives from the redemption of the debentures to redeem an equivalent amount of TIDES and common securities on a pro rata basis. The redemption price you would receive in that event may vary, but will be at least 100% of the principal amount of TIDES to be redeemed, plus any accumulated and unpaid distributions. Please read "Description of TIDES--Mandatory Redemption" and "Description of Debentures--Redemption" in this prospectus. You should assume that we will redeem the debentures if we can refinance the debentures at a lower interest rate or if it is otherwise in our interest to redeem the debentures.

          Disposal of TIDES Between Record Dates for Payments of Distributions or During Deferral Periods

         For tax purposes, if you dispose of your TIDES between record dates for payments of distributions, or during deferral periods, you will be required to:

         o include in your gross ordinary income accrued but unpaid interest on the debentures through the date of disposition as original issue discount, and

         o add that amount to your adjusted tax basis in your pro rata share of the underlying debentures that you are deemed to have disposed of.

Accordingly, you may recognize a capital loss to the extent that the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis, which will include accrued but unpaid interest. In most instances, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. Accordingly, you may not be able to offset such accrued but unpaid interest income against any such capital loss.

         Absence of a Trading Market for the TIDES

         There is no public market for the TIDES. At the time of the original offering of the TIDES, the initial purchasers of the TIDES, Credit Suisse First Boston and UBS Warburg LLC, informed us that they intended to make a market for the TIDES offered hereby, however, the initial purchasers are not obligated to do so and such market making activity is subject to the limits imposed by applicable law and may be discontinued at any time without notice. We cannot assure you that an active trading market for the TIDES will develop or be sustained. Any market that develops for the TIDES is likely to be influenced by the market for our common stock. If a market were to develop, the TIDES could trade at prices that may be higher or lower than their initial public offering price depending upon many factors, including:

         o    prevailing interest rates,

         o    our common stock price,

         o    our operating results, and

         o    the market for similar securities.

         Voting Rights of TIDES Holders

         As a holder of TIDES, you have limited voting rights relating only to the modification of the TIDES and, in specified circumstances, the exercise of the trust's rights as holder of the debentures and the guarantee. Except during an event of default with respect to the debentures, only we can replace or remove any of the trustees or increase or decrease the number of trustees.

Risk Factors Related to Ownership of Our Common Stock

         Anti-Takeover Provisions

         We have a rights plan pursuant to which one preferred stock purchase right is currently associated with each outstanding share of our common stock. Each of these rights entitles the registered holder to purchase from us one one-thousandth of a share of our junior preferred stock at a purchase price of $200 per one one-thousandth of a share, subject to adjustment. The rights have anti-takeover effects. The rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our board of directors on terms not approved by the board of directors, including by means of a tender offer at a premium to the market price and, as a result, could delay or prevent a change of control or other transaction that could provide our stockholders with a premium over the then-prevailing market price of their shares or which might otherwise be in their best interest. The rights should not interfere with any merger or business combination approved by the board of directors. For a detailed description of these preferred stock purchase rights, see "Description of Capital Stock--Preferred Stock Purchase Rights."

         Our certificate of incorporation and bylaws contain other provisions that could make it difficult for a third party to acquire us without the consent of our board of directors.

         Pursuant to the Northwest Transaction, we issued to Northwest a new series of preferred stock with a separate class vote in any required vote of our stockholders relating to certain changes of control affecting our company, as described under "Northwest Transaction." This may delay or prevent the acquisition of our company.

         Limitation on Voting by Foreign Owners

         Our certificate of incorporation provides that no shares of capital stock may be voted by or at the direction of persons who are not citizens of the United States unless the shares are registered on a separate stock record. Our bylaws further provide that no shares will be registered on this separate stock record if the amount so registered would exceed applicable foreign ownership restrictions. U.S. law currently requires that no more than 25% of the voting stock of our company (or any other domestic airline) may be owned directly or indirectly by persons who are not citizens of the United States. See "Description of Capital Stock--Common Stock--Limitation on Voting by Foreign Owners."

         Payment of Dividends on Common Stock

         We have not paid cash dividends in the past and do not intend to pay dividends on our common stock into which the TIDES may be converted in the foreseeable future. We have no obligation to pay dividends on our common stock and currently intend to retain any earnings for the future operation and development of our business. Our ability to make dividend payments in the future will depend on our future performance and liquidity. In addition, our credit facility contains restrictions on our ability to pay cash dividends on our capital stock, including our common stock. As a result, we may not be able to pay dividends on the common stock into which your TIDES may be converted.

                                 USE OF PROCEEDS

         The selling holders will receive all of the net proceeds from the resale of the TIDES, the debentures, the common stock issuable upon conversion of the TIDES and the guarantee. Neither we nor the trust will receive any of the proceeds from the resale of those securities.

    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The ratios of our "earnings" to our "combined fixed charges and preferred stock dividends" for each of the years 1996 through 2000 were:

                 1996         1997         1998         1999         2000
                 ----         ----         ----         ----         ----

Ratio........    1.75         2.01         1.90         1.80         1.51


         The ratio of earnings to combined fixed charges and preferred stock dividends are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

         o    our pre-tax income, and

         o    our fixed charges, net of interest capitalized.

"Combined fixed charges and preferred stock dividends" represent:

        o    the interest we pay on borrowed funds,

        o the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized,

        o that portion of rentals considered to be representative of the interest factor, and

        o    preferred stock dividend requirements.


                        ACCOUNTING TREATMENT OF THE TIDES

         The trust is treated as our subsidiary for financial reporting purposes. Accordingly, the accounts of the trust are included in our consolidated financial statements. We account for the TIDES in our consolidated balance sheets as a separate line item entitled "Mandatorily redeemable preferred securities of subsidiary trust holding solely convertible subordinated debentures." We also include appropriate disclosures about the TIDES, the debentures and the guarantee in the notes to our consolidated financial statements. For financial reporting purposes, we record distributions on the TIDES as a separate line item entitled "Distributions on Preferred Securities of Trust" in our consolidated statements of operations.

                      CONTINENTAL AIRLINES FINANCE TRUST II

         Continental Airlines Finance Trust II is a statutory business trust that was formed under Delaware law on November 6, 2000. The trust was created under an original declaration of trust among the trust's initial trustees and us by the filing of a certificate of trust with the Secretary of State of the State of Delaware. The trust's original declaration of trust was amended and restated in its entirety as of November 10, 2000, the date the trust initially issued the TIDES.

         We own all of the trust's common securities. The common securities represent common undivided beneficial interests in the assets of the trust with an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

         The trust exists for the exclusive purposes of:

         o    issuing the TIDES,

         o    issuing the common securities to us,

         o investing the gross proceeds of the sale of the TIDES and the common securities in the debentures,

         o distributing payments received on the debentures to holders of the TIDES and the common securities, and

         o engaging in only those other activities necessary or incidental to such purposes.

         The trust currently has four trustees. Two of those trustees, referred to as administrative trustees, are our employees or officers. Wilmington Trust Company currently serves as the trust's property trustee and as the trust's Delaware trustee. In some circumstances, the holders of a majority of the TIDES are entitled to appoint one additional trustee, referred to as a special trustee, who does not need to be affiliated with us and who will have the same rights, powers and privileges as the administrative trustees.

         The property trustee, among other things:

         o holds title to the debentures for the benefit of the holders of the TIDES and the common securities,

         o has the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures, and

         o maintains exclusive control of a segregated non-interest bearing bank account, called the property account, to hold all payments made in respect of the debentures for the benefit of the holders of the TIDES and the common securities.

         Subject to the right of the holders of the TIDES to appoint a special trustee, we, as holder of all the common securities, have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees. However, the number of trustees is required to be at least three, a majority of which are administrative trustees.

         We paid all fees and expenses related to the offering of the TIDES and will continue to pay all fees and expenses related to the trust.

         The address of the principal office of the trust is c/o Continental Airlines, Inc., 1600 Smith Street, Houston, Texas 77002, and its telephone number is (713) 324-2950.

                              DESCRIPTION OF TIDES

         The trust issued the TIDES pursuant to the terms of the declaration of trust. The declaration of trust is qualified under the Trust Indenture Act and incorporates certain provisions of the Trust Indenture Act. We have summarized selected provisions of the declaration of trust and the TIDES below. This summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the declaration of trust. The declaration of trust is filed as an exhibit to this registration statement, of which this prospectus is a part.

General

         The declaration of trust authorized the trust to issue the TIDES and the common securities. The TIDES represent preferred undivided beneficial ownership interests in the assets of the trust. The common securities represent common undivided beneficial ownership interests in the assets of the trust. Payments on the TIDES are made pro rata with payments on the common securities, except as described under "--Subordination of Common Securities." Under the guarantee agreement we guarantee, on a subordinated basis, any payments required to be made by the trust to the holders of the TIDES, but only to the extent that the trust has funds on hand available to make the payments. Please read the "Description of Guarantee" section of this prospectus.

Distributions

         You are entitled to receive cash distributions at an annual rate of 6% of the $50 stated liquidation amount per each TIDES. Distributions are cumulative and began to accumulate on the date of original issuance of the TIDES. Distributions are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2001, to the person in whose name each of the TIDES is registered, subject to certain exceptions, at the close of business on the 1st day of the month of the applicable distribution date.

         The amount of distributions payable for any period are computed on the basis of the number of days elapsed in a 360-day year consisting of 12 30-day months. If a distribution date is not a business day, the trust will make the distributions on the next day that is a business day, without any additional distributions or other payments due to the delay.

         Accrued distributions that are not paid on the applicable distribution date will accrue additional distributions compounded quarterly from the relevant distribution date. For the purpose of this prospectus, a "distribution" will include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable distribution date, special distributions (as described in the "Registration Rights" section of this prospectus) and additional sums (as described in the "Description of Debentures--Additional Sums" section of this prospectus), as applicable. A "business day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

         Option to Defer Distributions

         We can, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the indenture has occurred and is continuing. Interest payments are not due and payable on the debentures during a deferral period. We cannot, however, defer interest payments beyond the earlier of the maturity date of the debentures, which is November 15, 2030 or the date the debentures are redeemed.

         If we defer interest payments on the debentures, the trust will defer distribution payments on the TIDES and the common securities. Distributions will continue to accumulate on the TIDES and the common securities during a deferral period. Also, additional distributions will accumulate on any deferred distributions at the annual rate of 6%, compounded quarterly, to the extent permitted by applicable law.

         We do not currently intend to defer interest payments on the debentures.

         We may extend a deferral period prior to the period's termination. However, we may not extend a deferral period, including all previous and further extensions of the period, beyond 20 consecutive quarterly interest periods or the maturity date of the debentures. Once a deferral period ends and we make all payments due on the debentures, we can commence a new deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the debentures. Please read the "Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount" section of this prospectus.

         Payment of Distributions

         The trust must pay distributions on the TIDES on the distribution payment dates to the extent that the property trustee has cash on hand to make distributions. The property trustee will maintain that cash in the property account. The only funds the property trustee has to distribute to the holders of the TIDES are from payments received on the debentures. If we do not make interest payments on the debentures, the property trustee will not have funds available to make distributions on the TIDES. If and to the extent we make interest payments on the debentures, the property trustee is obligated to make distributions on the TIDES and the common securities on a pro rata basis. We guarantee the payment of distributions and other payments on the TIDES on a subordinated basis, but only if, and to the extent that, we make corresponding payments to the trust on the debentures and, as a result, the property trustee has funds available to make distributions on the TIDES. Please read the "Description of Guarantee" section in this prospectus.

Conversion Rights

         General

         Holders of TIDES may convert them into our common stock at any time before the earlier of:

         o the close of business on the business day immediately prior to the maturity date of the debentures, or

         o in the case of TIDES called for redemption, the close of business on the business day immediately prior to the redemption date.

         Initially, each of the TIDES is convertible into shares of our common stock at an initial conversion price of $60 per share of common stock (equivalent to an initial conversion rate of approximately 0.8333 shares of common stock for each of the TIDES). The conversion price and conversion rate are subject to adjustment as described under the "--Conversion Price Adjustments" section of this prospectus.

         If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the TIDES are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, exchange the TIDES for a like amount of debentures and immediately convert the debentures into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

         At the close of business on a distribution record date, you will be entitled to receive the distribution payable on your TIDES on the corresponding distribution date even if you convert your TIDES after the distribution record date but prior to the distribution date. Except as provided in the immediately preceding sentence, neither we nor the trust will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid distributions, whether or not in arrears, on converted TIDES, even if you convert your TIDES during a deferral period. We will make no payment or allowance for distributions on our shares of common stock issued upon conversion, except to the extent that those shares of common stock are held of record on the record date for any distributions. We will deem each conversion to have been effected immediately prior to the close of business on the day on which the trust received the related conversion notice.

         We will not issue any fractional shares of our common stock as a result of a conversion of TIDES. We will pay cash in lieu of a fractional share of common stock.

         Conversion Price Adjustments--General

         The conversion price is subject to adjustment for some events, including:

         o the payment of dividends or distributions payable in our common stock on our common stock,

         o the issuance of rights or warrants to all holders of our common stock at a price per share less than the then-current market price,

         o    subdivisions and combinations of our common stock,

         o the payment of dividends or distributions to all holders of our common stock consisting of our indebtedness, securities or capital stock, cash or assets, excluding any rights, warrants, dividends or distributions referred to in the first two bullet points and dividends and distributions paid exclusively in cash,

         o the payment of dividends or other distributions on our common stock exclusively in cash, excluding:

               o cash dividends that do not exceed the per share amount of the smallest of the four immediately preceding quarterly cash dividends as adjusted to reflect any of the events referred to in the preceding bullet points,

               o cash dividends, if the annualized per share amount of the cash dividends does not exceed 15% of the market price of our common stock on the trading day immediately prior to the date of declaration of the dividend, and

               o payment to holders of our common stock in respect of a tender or exchange offer, other than an odd-lot offer by us or any subsidiary of ours, for our common stock at a price in excess of 110% of the market price of our common stock as of the trading day next succeeding the last date tenders or exchanges may be made in the tender or exchange offer.

         We may, at our option, make other reductions in the conversion price that our board of directors determines are advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes. Please read the "Tax Consequences--U.S. Holders--Adjustment of Conversion Price" section of this prospectus.

         The conversion price will not be adjusted for the issuance of our common stock (or securities convertible into or exchangeable for our common stock), except as described above. For example, the conversion price will not be adjusted upon the issuance of shares of our common stock

         o under any present or future plan providing for the reinvestment of dividends or interest payable on our securities,

         o in connection with the investment of additional optional amounts in shares of our common stock under any plan described in the preceding bullet point,

         o under any present or future employee benefit plan or program of ours, or

         o pursuant to any option, warrant or right or exercisable, exchangeable or convertible security outstanding as of the date the TIDES were first issued.

The conversion price was not adjusted for the recapitalization described under "Northwest Transaction."

         If any action requires adjustment of the conversion price under more than one of the provisions described above, only one adjustment will be made and that adjustment will be the amount of adjustment that has the highest absolute value to holders of the TIDES. An adjustment in the conversion price is not required unless the adjustment requires a change of at least 1% in the conversion price then in effect. However, any adjustment otherwise required to be made will be carried forward and taken into account in any subsequent adjustment.

         Conversion Price Adjustments--Merger, Consolidation or Sale of Assets

         If we are a party to any transaction, including a merger (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of our common stock), consolidation, sale of all or substantially all of our assets, recapitalization or reclassification of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of our common stock), or any compulsory share exchange, that results in shares of our common stock being converted into the right to receive other securities, cash or other property, then lawful provision will be made as part of the terms of the transaction so that the holders of the TIDES will have the right to convert each TIDES into:

         o in the case of any transaction other than a transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for that purpose under applicable law at the time of conversion), the kind and amount of securities, cash or other property receivable upon the consummation of the transaction by a holder of that number of shares of our common stock into which a TIDES was convertible immediately prior to the transaction, or

         o in the case of a transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of our common stock as a result of such Common Stock Fundamental Change.

         In each case described in the foregoing bullet points, the conversion will be made after giving effect to any adjustment discussed below relating to a Fundamental Change (as described below) if the transaction constitutes a Fundamental Change. The holders of TIDES have no voting rights with respect to any transaction described in this section.

         If a Fundamental Change occurs, the conversion price in effect immediately before the Fundamental Change will be adjusted as described below.

         In the case of a Non-Stock Fundamental Change (as described below), the conversion price of the TIDES will be adjusted to become the lower of:

         o the conversion price in effect immediately prior to the Non-Stock Fundamental Change, but after giving effect to any other adjustments that may be made pursuant to the first paragraph under the "--Conversion Price Adjustments--General" section of this prospectus, and

         o the result obtained by multiplying the greater of the Relevant Price (as defined below) or the then applicable Reference Market Price (as defined below) by the Optional Redemption Ratio (as defined below) (this product is referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price," as the case may be).

         In the case of a Common Stock Fundamental Change, the conversion price of the TIDES in effect immediately before the Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying the conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Relevant Price; provided, however, that in the event of a Common Stock Fundamental Change in which:

         o 100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in that common stock resulting from such Common Stock Fundamental Change), and

         o all of our common stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the TIDES in effect immediately before the Common Stock Fundamental Change will be adjusted by multiplying the conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of our common stock as a result of the Common Stock Fundamental Change.

         In the absence of the adjustments to the conversion price after a Fundamental Change, in the case of a transaction mentioned above, each TIDES would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of our common stock into which each TIDES was convertible immediately prior to the transaction. As a result, in the absence of the Fundamental Change provisions, a transaction could substantially lessen or eliminate the value of the conversion privilege associated with the TIDES. For example, if we are acquired in a cash merger, each TIDES would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

         In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the securities, cash or other property into which each TIDES is convertible. In a Non-Stock Fundamental Change transaction where the initial value received per share of our common stock (measured as described in the definition of Relevant Price) is lower than the conversion price of the TIDES but greater than or equal to the Reference Market Price, the conversion price will be adjusted as described above with the effect that each TIDES will be convertible into securities, cash or other property of the same type received by the holders of our common stock in the transaction with the conversion price adjusted as though the initial value had been the Adjusted Relevant Price.

         In a Non-Stock Fundamental Change transaction where the initial value received per share of our common stock (measured as described in the definition of Relevant Price) is lower than both the conversion price of each TIDES in effect immediately before any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though the initial value had been the Adjusted Reference Market Price.

         In Common Stock Fundamental Change transactions, the adjustments described above are designed to provide in effect that:

         o where our common stock is converted partly into common stock and partly into other securities, cash or property, each TIDES will be convertible solely into a number of shares of common stock determined so that the initial value of those shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of our common stock into which the TIDES was convertible immediately before the transaction (measured as described above), and

         o where our common stock is converted solely into common stock, each TIDES will be convertible into the same number of shares of common stock receivable by a holder of the number of shares of our common stock into which the TIDES was convertible immediately before the transaction.

         "Closing Price" of any security on any day means the last reported sale price of that security on that day, or if no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the Nasdaq Stock Market or any successor national automated interdealer quotation system (the "Nasdaq Stock Market") or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, the average of the closing bid and asked prices of that security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by us for that purpose.

         "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value, as determined in good faith by our board of directors, of the consideration received by holders of our common stock consists of common stock that for each of the 10 consecutive trading days immediately prior to and including the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq Stock Market; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either:

         o we continue to exist after the occurrence of the Fundamental Change and the outstanding TIDES continue to exist as outstanding TIDES, or

         o not later than the occurrence of such Fundamental Change, the outstanding debentures are converted into or exchanged for debentures of a corporation succeeding to the business of our company, which debentures have terms substantially similar to those of the debentures.

         "Entitlement Date" means the record date for determination of the holders of our common stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no record date, the date on which holders of our common stock will have the right to receive such securities, cash or other property.

         "Fundamental Change" means the occurrence of any transaction or event in connection with a plan under which all or substantially all of our common stock will be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided that, in the case of a plan involving more than one of these transactions or events, for purposes of adjustment of the conversion price, the Fundamental Change will be deemed to have occurred when substantially all of our common stock will be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment will be based upon the highest weighted average per share consideration that a holder of our common stock could have received in that transaction or event as a result of which more than 50% of our common stock will have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property. The Northwest Transaction did not, and our continuing stock buyback program would not, constitute a Fundamental Change.

         "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

         "Optional Redemption Ratio" means a fraction of which the numerator is $50 and the denominator is the then current redemption price or, prior to November 20, 2003, an amount per TIDES determined by us in our sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the TIDES had been redeemable during such period.

         "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in the Common Stock Fundamental Change for the 10 consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by us to appropriately reflect any of the events referred to in the first paragraph under the "--Conversion Price Adjustments--General" section of this prospectus.

         "Reference Market Price" initially means $32.67 (which is an amount equal to 662/3% of the last reported sale price for our common stock on the New York Stock Exchange Composite Transactions Tape on November 6, 2000), and, in the event of any adjustment to the conversion price, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to the adjustment will always be the same as the ratio of $32.67 to the initial conversion price of the TIDES.

         "Relevant Price" means (a) in the case of a Non-Stock Fundamental Change in which the holder of our common stock receives only cash, the amount of cash received by the holder of one share of our common stock; and (b) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices for our common stock during the 10 consecutive trading days prior to and including the Entitlement Date, in each case as adjusted in good faith by us to appropriately reflect any of the events referred to in the first paragraph under the "--Conversion Price Adjustments--General" section of this prospectus.

Mandatory Redemption

         When the debentures are repaid in full at their stated maturity or the debentures are redeemed in whole or in part (other than following any distribution of the debentures to the holders of the TIDES and common securities), the proceeds from the repayment or redemption of the debentures will be applied to redeem, on a pro rata basis, an equivalent liquidation amount of TIDES and common securities. The redemption price for each TIDES on any such redemption will be equal to:

         o the liquidation amount of each TIDES plus any accrued and unpaid distributions on the TIDES in the case of (a) the repayment of the debentures at their stated maturity or (b) the redemption of the debentures in some limited circumstances upon the occurrence of a tax event, or

         o the redemption price described under the "Description of Debentures--Redemption--Optional Redemption" section of this prospectus in the case of an optional redemption of the debentures on or after November 20, 2003.

Redemption Procedures

         If the trust gives a redemption notice for the TIDES, then, by 12:00 noon, New York City time, on the redemption date and provided that we have paid to the property trustee a sufficient amount of cash for the redemption, and the TIDES are held in global form, the property trustee will:

         o deposit with DTC funds sufficient to pay the applicable redemption price, and

         o give DTC irrevocable instructions and authority to pay the applicable redemption price to the holders of the TIDES.

         For TIDES held in certificated form, the property trustee will:

         o deposit with the paying agent for the TIDES funds sufficient to pay the applicable redemption price, and

         o give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the TIDES upon surrender of their certificates evidencing the TIDES.

         Distributions payable on or prior to the applicable redemption date will be payable to the holders of the TIDES on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds have been deposited as required, then upon the date of the deposit, all rights of the holders of the TIDES will cease, except the right of the holders of the TIDES to receive the applicable redemption price, but without interest on such redemption price, and the TIDES will cease to be outstanding.

         If a date fixed for redemption is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day, and without any interest or other payment because of the delay. However, if the next business day falls in the next calendar year, the payment will be made on the immediately preceding business day. Payment made in either of these cases will have the same effect as if made on the date fixed for redemption. If payment of the redemption price is improperly withheld or refused and not paid either by the property trustee or by us pursuant to the guarantee, distributions on the TIDES will continue to accrue from the original redemption date of the TIDES to the date the redemption price is actually paid. In that case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price and accrued interest.

         Subject to applicable law, we or our subsidiaries may at any time purchase outstanding TIDES by tender, in the open market or by private agreement.

         If we desire to consummate an optional redemption we must send a notice to each holder of TIDES at its registered address in accordance with the notice procedures set forth under the "Description of Debentures--Redemption--Optional Redemption" section of this prospectus. Notice of a redemption due to a tax event must be mailed at least 20 days but not more than 60 days before the redemption date to each holder of TIDES. Notice of repayment at the stated maturity of the debentures is not required.

Tax Event or Investment Company Event Redemption or Distribution

         Tax Event

         If a tax event occurs, we will cause the trustees to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as required by applicable law, distribute the debentures to the holders of the TIDES within 90 days following the occurrence of the tax event. However, such a liquidation and distribution will be conditioned on:

         o the trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters that the holders of the TIDES will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of distribution of the debentures, and

         o our being unable to avoid the tax event within the 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on the trust, us or the holders of the TIDES and will involve no material cost.

         Furthermore, if a tax event occurs and:

         o we receive an opinion of nationally recognized independent tax counsel experienced in such matters that, as a result of a tax event, there is more than an insubstantial risk that we would be precluded from deducting the interest on the debentures for U.S. federal income tax purposes, even after the debentures were distributed to the holders of the TIDES upon liquidation of the trust as described above, or

        o the trustees are informed by such tax counsel that it cannot deliver the opinion contemplated by the immediately preceding paragraph,

then we will have the right, upon not less than 20 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the tax event, to redeem the debentures, in whole, but not in part, for cash, for the principal amount of the debentures plus accrued and unpaid interest on the debentures and, following the redemption, all the TIDES will be redeemed by the trust at their aggregate liquidation amount plus accrued and unpaid distributions on the TIDES. However, if at the time there is available to us or the trust the opportunity to eliminate, within a 90-day period, the tax event by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the trust or the holders of the TIDES and will involve no material cost, either we or the trust will pursue such measure in lieu of redemption. In lieu of the foregoing options, we will also have the option of causing the TIDES to remain outstanding and pay additional sums on the debentures as described below in the "Description of Debentures--Additional Sums" section of this prospectus.

         A tax event will occur upon the receipt by the property trustee of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the date of original issuance of the TIDES, as a result of:

         o any amendment to or change, including any announced prospective change (provided that a tax event will not occur more than 90 days before the effective date of any such prospective change), in the laws of the U.S. or any political subdivision or taxing authority thereof or therein,

         o any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations, or

         o any amendment to or change in the administrative position or interpretation of any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such amendment or change is announced, there is more than an insubstantial risk that:

         o if the debentures are held by the property trustee, (a) the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to interest accrued or received on the debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges or
              (b) any portion of interest payable by us to the trust on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us in whole or in part for U.S. federal income tax purposes, or

         o with respect to debentures that are no longer held by the property trustee, any portion of interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us in whole or in part for U.S. federal income tax purposes.

         Investment Company Event

         If an investment company event occurs and is continuing, we will cause the trustees to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as required by applicable law, cause the debentures to be distributed to the holders of the TIDES in liquidation of the trust within 90 days following the occurrence of the investment company event.

         An investment company event will occur upon the receipt by the property trustee of an opinion of nationally recognized independent securities counsel to the effect that on or after the date of original issuance of the TIDES, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940.

         The distribution by us of the debentures will effectively result in the cancellation of the TIDES.

Liquidation of the Trust and Distribution of the Debentures

         We have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as required by applicable law, cause an equivalent principal amount of the debentures to be distributed to the holders of the TIDES in liquidation of the trust.

         In addition, the trust will automatically dissolve upon the first to occur of:

         o specified events of bankruptcy, dissolution or liquidation of Continental,

         o our election to distribute all of the debentures to the holders of the TIDES and the common securities in exchange for all of the TIDES and common securities in accordance with the terms of the TIDES and common securities,

         o redemption of all the TIDES and common securities as described under "--Mandatory Redemption" above,

         o conversion of all outstanding TIDES and the trust's common securities as described under "--Conversion Rights" above,

         o    November 15, 2050, the expiration of the trust's term, and

         o    a decree of judicial dissolution of the trust.

         If an early dissolution occurs as described in the first, second or sixth bullet points above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to the trust's creditors as required by applicable law, to the holders of the TIDES and common securities an equivalent principal amount of debentures. However, if the distribution of debentures is not practical, the holders of TIDES will be entitled to receive out of the assets of the trust available for distribution to holders of TIDES, an amount equal to the aggregate liquidation amount of the TIDES plus accrued and unpaid distributions of the TIDES to the date of payment. If this amount can be paid only in part because the trust has insufficient assets available to pay the full amount, then the amounts payable directly by the trust on the TIDES will be paid on a pro rata basis. We, as holder of the common securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the TIDES. However, if an event of default under the indenture or declaration of trust has occurred and is continuing, the TIDES will have a priority over the common securities with respect to any distributions.

         On and after the liquidation date fixed for any distribution of debentures to holders of the TIDES and common securities:

         o    the TIDES will no longer be deemed to be outstanding,

         o DTC or its nominee, as the record holder of the TIDES, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution with respect to TIDES held by DTC or its nominee, and

         o any certificates representing TIDES not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such TIDES and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such TIDES until certificates are presented to the administrative trustees or their agent for cancellation, whereupon we will issue to such holder, and the debenture trustee will authenticate, a certificate representing the debentures.

Subordination of Common Securities

         Payment on the TIDES will be made pro rata with payments on the common securities based on the liquidation amount of the securities. However, if on a distribution date or redemption date, as the case may be, an event of default under the indenture or declaration of trust has occurred and is continuing, no payment may be made on the common securities.

         In the case of any event of default under the declaration of trust resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to any such event of default under the declaration of trust until the effect of all such events of default have been cured, waived or otherwise eliminated. Until all of the events of default under the declaration of trust have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the TIDES and not on our behalf, and only the holders of the TIDES will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

         Any one of the following events constitutes an event of default under the declaration of trust:

         o    the occurrence of an event of default under the indenture,

         o default by the trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a deferral period),

         o default by the trust in the payment of any redemption price of any TIDES when it becomes due and payable,

         o default in the performance, or breach, in any material respect, of any other covenant or warranty of the trustees in the declaration of trust, and continuation of such default or breach for a period of 60 days after there has been given written notice of the breach by the holders of at least 25% in aggregate liquidation amount of the outstanding TIDES, or

         o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days thereof.

         We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the declaration of trust.

Removal of Trustees

         Unless an event of default under the indenture occurs and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, the property trustee and the Delaware trustee may be removed at that time only by the holders of a majority in liquidation amount of the outstanding TIDES. The holders of the TIDES do not have the right to appoint, remove or replace the administrative trustees. We have the exclusive right, as the holder of the common securities, to appoint, remove or replace the administrative trustees. A resignation or removal of the Delaware trustee or the property trustee and an appointment of a successor trustee will not be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

Co-trustees and Separate Property Trustee

         Unless an event of default under the indenture has occurred and is continuing, at any time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust's property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust's property, or to act as separate trustee of any of the trust's property. If an event of default under the indenture has occurred and is continuing, the property trustee alone will have the power to make the appointment.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

         The trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the declaration of trust. The trust may, with the consent of the administrative trustees and without the consent of the holders of the TIDES, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state of the United States or the District of Columbia if:

         o if the trust is not the surviving entity, the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the TIDES or (b) substitutes for the TIDES other securities having substantially the same terms as the TIDES so long as the successor securities rank the same as the TIDES,

         o a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the debentures is appointed,

         o the TIDES or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the TIDES are then listed or quoted, if any,

         o the transaction does not cause the TIDES (including any successor securities) to be downgraded by any nationally recognized statistical rating agency then rating the TIDES,

         o the transaction does not adversely affect the rights, preferences and privileges of the holders of the TIDES (including any successor securities) in any material respect,

         o the successor entity has a purpose substantially identical to that of the trust,

         o prior to the transaction, we receive an opinion from independent counsel experienced in such matters to the effect that (a) the successor entity will be treated as a grantor trust for U.S. federal income tax purposes, (b) following the transaction, neither the trust nor the successor entity will be required to register as an investment company under the 1940 Act, and (c) the transaction will not adversely affect the limited liability of the holders of the trust securities (including any successor securities),

         o we or any permitted successor or assignee will own all of the common securities of the successor entity and will guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, and

         o    the transaction is not a taxable event for holders of the TIDES.

         Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the TIDES and common securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the trust or the successor entity to be classified as an association taxable as a corporation, or substantially increase the likelihood that the trust or the successor entity would not be classified as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of the Declaration

         Except as provided below and under the "Description of Guarantee--Amendments and Assignment" section of this prospectus and as otherwise required by law and the declaration of trust, the holders of the TIDES have no voting rights.

         In addition to the rights of the holders of TIDES to enforce payment to the trust of the principal or interest on the debentures described in the "Description of Debentures--Enforcement of Certain Rights by Holders of TIDES" section of this prospectus, if an event of default under the indenture occurs and is continuing or we default under the guarantee with respect to the TIDES, then the holders of the TIDES will be entitled by the majority vote of the holders to appoint a special trustee. Any holder of TIDES other than us and our affiliates will be entitled to nominate a special trustee. Not later than 30 days after the right to appoint a special trustee arises, the trustees will convene a meeting of the holders of the TIDES for the purpose of appointing a special trustee. If the trustees fail to convene the meeting within the 30-day period, the holders of not less than 10% of the aggregate liquidation amount of the outstanding TIDES will be entitled to convene the meeting. Any appointed special trustee will cease to be a special trustee if the event that caused the appointment is cured. Regardless of the appointment of a special trustee, we will retain all rights under the indenture.

         We, the property trustee and the administrative trustees may amend the declaration of trust without the consent of the holders of the TIDES:

         o to cure any ambiguity, correct or supplement any provision in the declaration of trust that may be inconsistent with any other provision of the declaration of trust, or to make provisions with respect to ministerial matters or questions arising under the declaration of trust, which are not inconsistent with the other provisions of the declaration of trust, or

         o to modify, eliminate or add to any provisions of the declaration of trust to the extent as is necessary to ensure that (a) the trust will not be taxable as a corporation and will continue to be classified for U.S. federal income tax purposes as a grantor trust at all times that any TIDES or common securities are outstanding or (b) the trust will not be required to register as an "investment company" under the 1940 Act.

         However, in the case described in the first bullet point above, the action must not adversely affect in any material respect the interests of any holder of TIDES.

         For amendments not described above, we and the trustees may only amend the declaration of trust if:

         o we obtain the consent of holders representing not less than a majority of the aggregate liquidation amount of TIDES outstanding, and

         o the trustees receive an opinion of counsel that the amendment will not affect the trust's status as a grantor trust for U.S. federal income tax purposes or the trust's exemption from being an "investment company" under the 1940 Act.

         In addition, the declaration of trust may not be amended without the consent of each holder of TIDES to:

         o change or adversely affect the amount or timing of any distribution on the TIDES, or

         o restrict the right of a holder of TIDES to sue to enforce the payment of a distribution.

         So long as any debentures are held by the trust, the trustees will not:

         o direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures,

         o    waive any past default that is waivable under the indenture,

         o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the debentures, or

         o consent to any amendment, modification or termination of the indenture or the debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding TIDES.

         However, where a consent under the indenture would require the consent of each holder of debentures affected by the consent, the property trustee may not give such consent without the prior consent of each holder of the TIDES. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the TIDES except by subsequent vote of the holders. The property trustee will notify each holder of TIDES of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the TIDES, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in these matters that the action will not affect the trust's status as a grantor trust for U.S. federal income tax purposes on account of the action.

         Any required approval of holders of TIDES may be given at a meeting of the holders of TIDES convened for that purpose or by a written consent. Notice of any meeting at which holders of TIDES are entitled to vote will be given to each holder of record of TIDES in the manner set forth in the declaration of trust.

         No vote or consent of the holders of TIDES is required for the trust to redeem and cancel the TIDES in accordance with the declaration of trust.

         Even though holders of the TIDES may be entitled to vote or consent under any of the circumstances described above, any of the TIDES that are owned by Continental, the trustees or any affiliate of Continental or any trustee, will, for purposes of any vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

         In the indenture, we have agreed to pay all present and future costs, expenses, debts and other obligations, including taxes, other than withholding taxes, of the trust. However, these costs, expenses, debts and obligations do not include payment obligations of the trust to the holders of the TIDES.

Form, Book-Entry Procedures and Transfer

         TIDES sold to "qualified institutional buyers" as defined in Rule 144A under the Securities Act were issued in the form of a fully registered global certificate. The global certificate was deposited on the date of original issuance of the TIDES with DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the global certificate may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global certificate directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC.

         DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC, known as participants, and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

         Upon the issuance of the global certificate, DTC credited, on its book-entry registration and transfer system, the principal amount of the global certificate to the accounts of participants. The accounts credited were designated by the initial purchasers. Ownership of beneficial interests in the global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC and its participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair a person's ability to transfer or pledge beneficial interests in the global certificate.

         So long as DTC or its nominee is the registered holder and owner of the global certificate, DTC or its nominee, as the case may be, will be considered the sole legal owner and holder of the TIDES represented by the certificate for all purposes of the declaration of trust, the guarantee and the indenture. Except as described below, owners of beneficial interests in the global certificate will not be entitled to have the TIDES represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated TIDES in definitive form and will not be considered to be the owners or holders of any TIDES under the declaration of trust, the guarantee or the indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global certificate desires to take any action that DTC, as the holder of the global certificate, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Payment of amounts with respect to the TIDES represented by the global certificate registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate.

         We expect that DTC or its nominee, upon receipt of payment of amounts with respect to the global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation amount of the global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global certificate held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. Neither the trust nor we have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between participants or the relationship between such participants and the owners of beneficial interests in DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global certificate owning through such participants.

         Unless and to the extent they are exchanged in whole or in part for certificated TIDES in definitive form, the global certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

         Neither the trust nor we will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the TIDES, and we and the trust may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and their respective liquidation amounts, of the TIDES to be issued).

         The information in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable. Neither the trust nor we will have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Certificated TIDES

         The TIDES represented by the global certificate are exchangeable for certificated TIDES in definitive form only if:

         o DTC notifies us or the trust that it is unwilling or unable to continue as depositary for the global certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

         o we, or the trust, in our discretion at any time determine not to have all of the TIDES evidenced by the global certificate, or

         o a default entitling the holders of the TIDES to accelerate the maturity of the TIDES has occurred and is continuing.

Payments and Paying Agency

         Payments in respect of the global certificate will be made to DTC. DTC will credit the relevant accounts at DTC on the applicable distribution dates. For any TIDES that are not held by DTC, payment will be made by check mailed to the address of the holder entitled to payment as the address appears on the register. The paying agent is currently the property trustee. The paying agent will be permitted to resign upon 30 days' written notice to the property trustee, the administrative trustees and us. In the event that the property trustee is no longer willing to be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

         The property trustee has informed the trust that so long as it serves as paying agent for the TIDES, it anticipates that information regarding distributions on the TIDES, including payment date, record date and redemption information, will be made available through Wilmington Trust Company.

Registrar, Conversion Agent and Transfer Agent

         The property trustee acts as registrar and conversion agent for the TIDES. The property trustee acts as initial transfer agent for certificated TIDES and may designate additional or substitute transfer agents at any time. Registration of transfers of certificated TIDES will be effected without charge by or on behalf of the trust upon payment of any tax or other government charges that may be imposed in relation to the transfer. The trust is not required to register the transfer of or exchange certificated TIDES during the period beginning at the opening of business 15 days before any selection of certificated TIDES to be redeemed and ending at the close of business on the day of that selection or any certificated TIDES called for redemption.

Information Concerning the Property Trustee

         The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically described in the declaration of trust. During the existence of an event of default under the declaration of trust, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of TIDES unless it is offered reasonable indemnity against any costs, expenses and liabilities that might be incurred by the property trustee. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of the TIDES or the common securities are entitled under the declaration of trust to vote, then the property trustee will take such action as is directed by us. If we do not direct the property trustee to take action, the property trustee will take the action that it deems advisable and in the best interests of the holders of the TIDES and common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

         o the trust will not be deemed to be an "investment company" required to be registered under the 1940 Act,

         o the trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or in a way that would substantially increase the risk that the trust would be classified as other than a grantor trust for U.S. federal income tax purposes, and

         o the debentures will be treated as our indebtedness for U.S. federal income tax purposes.

         In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration of trust, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the TIDES and common securities. Holders of the TIDES and common securities have no preemptive or similar rights. The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

         The declaration of trust and the TIDES are governed by and construed in accordance with the laws of the State of Delaware.

                            DESCRIPTION OF DEBENTURES

         We issued the debentures under an indenture between us and Wilmington Trust Company, as trustee. The indenture is qualified under the Trust Indenture Act and incorporates certain provisions of the Trust Indenture Act. We have summarized selected provisions of the indenture and the debentures. This summary is not complete, and is subject to and is qualified in its entirety by reference to all of the provisions of the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General

         Concurrently with the issuance of the TIDES and common securities, the trust invested the proceeds in debentures issued by us. The debentures bear interest at the rate of 6% per annum from November 10, 2000. Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2001, to the person in whose name each debenture is registered, subject to certain exceptions, at the close of business on the first day of the month of the applicable interest payment date. It is anticipated that, until the liquidation of the trust, each debenture will be registered in the name of the trust and held by the property trustee for the benefit of the holders of the TIDES and common securities.

         The amount of interest payable for any period is computed on the basis of the number of days elapsed in a 360-day year consisting of 12 30-day months. If an interest payment date is not a business day, then we will make the payment of the interest on the next day that is a business day, without any additional interest or other payment due to the delay.

         Accrued interest that is not paid on the applicable interest payment date will bear additional interest compounded quarterly from the relevant interest payment date. The term "interest" as used in this prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date, special interest (as described in the "Registration Rights" section of this prospectus) and additional sums (as described in "--Additional Sums"), as applicable.

         Unless previously redeemed or repurchased in accordance with the indenture, the debentures will mature on November 15, 2030.

         The debentures are unsecured and rank junior and are subordinate in right of payment to all of our senior obligations and effectively subordinated to all existing and future liabilities of our subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or any of our subsidiaries, including senior obligations.

Option to Extend Interest Payment Date

         We can, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the indenture has occurred and is continuing. Thus, we will not be obligated to pay interest on the debentures during a deferral period. We do not currently intend to defer interest payments on the debentures.

         We may extend a deferral period prior to the period's termination. However, we may not extend a deferral period, including all previous and further extensions of the period, beyond 20 consecutive quarterly interest periods or the maturity date of the debentures. On the interest payment date occurring at the end of each deferral period, we will pay to the holders of debentures all accrued and unpaid interest on the debentures, together with interest on that interest at the stated annual rate, compounded quarterly, to the extent permitted by applicable law. Once we make all interest payments due on the debentures, we can commence a new deferral period, subject to the same limitations. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the debentures. During a deferral period, interest will continue to accrue and holders of the debentures (and holders of the TIDES while the TIDES are outstanding) will be required to recognize interest income for U.S. federal income tax purposes. Please read the "Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount" section of this prospectus.

         We will be subject to restrictions during a deferral period on our ability to pay dividends on our capital stock or to make payments on other debt securities that are on a parity with or junior to the debentures. Please read the "--Restrictions on Payments" section of this prospectus.

         We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to begin a deferral period at least ten days before the record date for the distributions on the TIDES that would have been payable except for the election to begin or extend the deferral period. The property trustee will give notice of our election to begin or extend a new deferral period to the holders of the TIDES.

Redemption

         Repayment at Maturity, Redemption of Debentures

         The debentures must be repaid at their stated maturity, unless earlier redeemed. The circumstances in which we may redeem the debentures prior to their stated maturity are described below. Upon the repayment in full at maturity or redemption (other than following the distribution of the debentures to the holders of the TIDES and common securities), the trust will apply the proceeds from the repayment or redemption to redeem, at the applicable redemption price, an equivalent liquidation amount of TIDES and common securities.

         Optional Redemption

         We have the right to redeem the debentures in whole or in part, at any time on or after November 20, 2003, upon not less than 20 nor more than 60 days' notice, at a redemption price equal to the following prices per $50 principal amount of debentures, plus accrued and unpaid interest thereon, if redeemed during the 12-month period ending November 19:

                                              Price Per $50
      Year                                   Principal Amount
      ----                                   ----------------
      2004............................            $51.50
      2005............................            $51.00
      2006............................            $50.50
      2007 and thereafter.............            $50.00

         In the event of any rnot be required:

         o to issue, register the transfer of or exchange any debenture during a period beginning at the opening of business 15 days before any selection of debentures for redemption and ending at the close of business on the earliest date on which the notice of redemption is deemed to have been given to all holders of debentures to be redeemed, and

         o to register the transfer of or exchange any debentures selected for redemption, in whole or in part, except the unredeemed portion of any debenture being redeemed in part.

         In no event will we optionally redeem the debentures during a deferral period. Accordingly, prior to optionally redeeming the debentures, all interest accrued and unpaid (together, in the case of a deferral period, with interest thereon, to the extent permitted by law) to the interest payment date immediately preceding the optional redemption date will be paid in full.

         Tax Event Redemption

         We may also, under limited circumstances within 90 days of the occurrence and continuation of a tax event, redeem the debentures in whole, but not in part, at the aggregate principal amount of the debentures plus accrued and unpaid interest on the debentures to the date of redemption. Please read the "Description of TIDES--Tax Event or Investment Company Event Redemption or Distribution" section of this prospectus.

         If we are permitted to consummate the tax event redemption described above and desire to do so, we must mail notice to holders of TIDES at least 20 days but not more than 60 days before the redemption date.

Additional Sums

         If the property trustee is the sole holder of all debentures and the trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a tax event or otherwise, we will pay as additional amounts on the debentures, referred to in this prospectus as "additional sums," such amounts as are required so that the distributions payable by the trust to holders of TIDES and common securities will not be reduced as a result of the additional taxes, duties, assessments or other governmental changes.

Restrictions on Payments

         If any of the following occur:

         o    an event of default under the indenture,

         o we are in default in our payment obligations under the guarantee, or

         o we have given notice of our election of a deferral period as provided in the indenture and have not rescinded the notice, or a deferral period is continuing,

then, we covenant that we will not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than stock dividends paid by us which consist of stock of the same class as that on which the dividend is being paid,

         o make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities that rank pari passu with or junior in interest to the debentures, or

         o make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the debentures.

However, we may:

         o    declare or pay dividends or distributions in our common stock,

         o declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under the plan in the future, or redeem or repurchase the rights pursuant to the plan,

         o    make payments under the guarantee,

         o purchase shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or any other of our contractual obligations so long as they do not rank pari passu with or junior in interest to the debentures,

         o do any of the foregoing if it is a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or

         o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged.

Modification of Indenture

         From time to time we and the debenture trustee may, without the consent of the holders of debentures, amend, waive or supplement the indenture for specified purposes, including, among other things:

         o curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of debentures or the holders of the TIDES so long as they remain outstanding), and

         o qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

         In addition, we and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debentures, can modify the indenture in a manner affecting the rights of the holders of debentures. However, without the consent of the holder of each affected debenture, we may not:

         o    change the stated maturity of the debentures,

         o    reduce the principal amount of the debentures,

         o reduce the rate or extend the time of payment of interest on the debentures, or

         o reduce the percentage of principal amount of debentures the consent of whose holders is required to amend, waive or supplement the indenture, or have certain other effects as set forth in the indenture.

         Notwithstanding the provisions described above or in the "--Events of Default" section of this prospectus, so long as any of the TIDES remain outstanding, (a) no modification may be made that adversely affects the holders of the TIDES in any material respect, and no termination of the indenture may occur, and no waiver of any event of default under the indenture or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation preference of TIDES then outstanding unless and until the principal of and any premium on the debentures and all accrued and unpaid interest thereon has been paid in full, and (b) where a consent under the indenture would require the consent of each holder of debentures, no consent will be given by the property trustee without the prior consent of each holder of the TIDES.

Events of Default

         The indenture provides that any one or more of the following described events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

         o failure for 30 days to pay any interest on the debentures when due (subject to the deferral of any due date in the case of a deferral period),

         o failure to pay any principal or premium, if any, on the debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise,

         o failure to observe or perform certain other covenants contained in the indenture for 60 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures,

         o our failure to issue and deliver shares of our common stock upon an election by a holder of TIDES to convert such TIDES,

         o certain events of bankruptcy, insolvency or reorganization of our company, or

         o the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of the debentures to the holders of TIDES or common securities in liquidation of the trust, the redemption of all of the TIDES and common securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

         The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon an event of default under the indenture and, should the debenture trustee or the holders of debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the TIDES will have such right. The holders of a majority in aggregate outstanding principal amount of the debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the TIDES will have such right.

         The holders of a majority in aggregate outstanding principal amount of the debentures affected thereby may, on behalf of the holders of all the debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debenture. Should the holders of such debentures fail to annul the declaration and waive such default, the holders of a majority in aggregate liquidation amount of the TIDES will have such right. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

         If an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor with respect to the debentures.

Enforcement of Certain Rights by Holders of TIDES

         If an event of default under the indenture has occurred and is continuing and is attributable to our failure to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, a holder of TIDES may institute a direct action against us. We may not amend the indenture to remove the right to bring a direct action against us without the prior written consent of the holders of all of the TIDES. Notwithstanding any payments made to a holder of TIDES by us in connection with a direct action against us, we will remain obligated to pay the principal of and interest on the debentures, and will be subrogated to the rights of the TIDES holders with respect to payments on the TIDES to the extent of any payments made by us to such holder in any direct action against us.

         The holders of the TIDES are not able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there is an event of default under the declaration of trust.

Consolidation, Merger, Sale of Assets and Other Transactions

         The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge with or into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

         o in case we consolidate with or merge with or into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state of the United States or the District of Columbia, and the successor person expressly assumes our obligations on the debentures and provides for conversion rights in accordance with the terms of the indenture,

         o immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing,

         o if at the time any TIDES are outstanding, the transaction is permitted under the declaration of trust and the guarantee and does not give rise to any breach or violation of the declaration of trust or the guarantee, and

         o    other conditions as specified in the indenture are met.

         The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debentures.

Subordination

         In the indenture, we have covenanted and agreed that the debentures will be subordinate and junior in right of payment to all our senior obligations to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of us, the holders of our senior obligations will first be entitled to receive payment in full before the holders of debentures will be entitled to receive or retain any payment.

         If the maturity of the debentures is accelerated, the holders of all our senior obligations outstanding at the time of the acceleration will be entitled to receive payment in full of all amounts due on the senior obligations, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any payment of the principal of, and premium and interest, if any, on, the debentures.

         In the event that we default in the payment of any principal of, or premium or interest on, any of our senior obligations, and such default continues beyond the period of grace, if any, specified in the instrument evidencing the senior obligations, then, unless and until the default is cured or waived or ceases to exist or all senior obligations are paid, no direct or indirect payment may be made or agreed to be made for principal of, and premium and interest, if any, on, the debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the debentures.

         The term "senior obligations" as used in this prospectus means (1) the principal of, and premium and interest, if any, on all of our debt and (2) any amount payable in respect of a long-term operating lease of aircraft or aircraft engines, in each case whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, unless the debt or lease obligations are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the debentures.

         However, senior obligations do not include:

         o any of our debt which, when incurred and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code of 1978, was without recourse to us,

         o trade accounts payable and accrued liabilities arising in the ordinary course of business,

         o    any of our debt to any of our subsidiaries,

         o    debt to any of our employees, and

         o debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject.

         The term "debt" as used in this prospectus means:

         o the principal of, and premium and interest, if any, on, indebtedness for money borrowed, together with all fees, indemnities and expenses payable under such obligations,

         o    purchase money and similar obligations,

         o    obligations under capital leases,

         o guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of such indebtedness of others,

         o    renewals, extensions and refunding of any such indebtedness,

         o interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings, and

         o obligations associated with derivative products such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (c) similar financial instruments.

         The indenture places no limitation on the amount of senior obligations that we or our subsidiaries may incur. At December 31, 2000, our senior obligations included approximately $3.7 billion of debt and capital lease obligations. Our senior obligations also included minimum annual commitments under long-term operating leases of aircraft or aircraft engines.

Structural Subordination

         The debentures are effectively junior in right of payment to all of our subsidiaries' existing or future indebtedness and other liabilities. The indenture permits our subsidiaries to incur indebtedness and other liabilities without restriction. Any indebtedness of our subsidiaries effectively ranks senior to the debentures with respect to such subsidiary's assets. Accordingly, there might only be a limited amount of assets available to satisfy our obligations under the debentures and, as a result, the trust's obligations to holders of the TIDES.

         The debentures and the guarantee are exclusively our obligations. Since our operations are conducted, in part, through our subsidiaries, the cash flow and the consequent ability to service debt, including our debentures and guarantee are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are dependent upon the earnings of those subsidiaries and are subject to various business considerations.

         Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Registration and Transfer

         The debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the TIDES and the trust's common securities. Until that time, the debentures will remain registered in the name of and held by the property trustee. Should the debentures be distributed to holders of the TIDES and the trust's common securities, beneficial interests in the debentures will be shown on, and transfers of debentures will be effected only through, records maintained by participants in DTC. Except as described below, debentures in certificated form will not be issued in exchange for the global certificates.

         A global security will be exchangeable for debentures in certificated form registered in the names of persons other than Cede & Co. only if:

         o DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

         o we in our sole discretion determine that the global security will be exchangeable, or

         o there shall have occurred and be continuing an event of default under the indenture.

         Payments on debentures held in global form will be made to DTC. For debentures issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable, and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate office of the debenture trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled to payment or by wire transfer.

         For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, please read the "Description of TIDES--Form, Book-Entry Procedures and Transfer" section of this prospectus. If the debentures are distributed to the holders of the TIDES and common securities upon the termination of the trust, the form, book-entry and transfer procedures with respect to the TIDES as described under the "Description of TIDES--Form, Book-Entry Procedures and Transfer" section of this prospectus will apply to the debentures.

Payment and Paying Agents

         Payment of the principal of, and premium and interest, if any, on, the debentures will be made at the office or agency of us maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. However, at our option, payment of interest may be made (except in the case of debentures that are held in global form) by check mailed to each registered holder or by wire transfer. Payment of any interest on any debenture will be made to the person in whose name the debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

Governing Law

         The indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

         The debenture trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that might be incurred by the debenture trustee. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

         The guarantee was executed and delivered by us concurrently with the issuance by the trust of the TIDES for the benefit of holders of TIDES. Wilmington Trust Company acts as trustee under the guarantee agreement. The guarantee agreement is qualified under the Trust Indenture Act. We have summarized below selected provisions of the guarantee agreement. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee agreement. The guarantee trustee will hold the guarantee for the benefit of the holders of the TIDES. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

         Under the guarantee agreement, we irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments described below to the holders of the TIDES regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments, called the guarantee payments, with respect to the TIDES, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

         o any accrued and unpaid distributions required to be paid on the TIDES, to the extent that the trust has funds on hand available for payment at such time,

         o the applicable redemption price with respect to TIDES called for redemption, to the extent that the trust has funds on hand available for payment at such time, and

         o upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, other than in connection with the distribution of debentures to the holders of the TIDES or the redemption of all of the TIDES, the lesser of:

              o the liquidation distribution, to the extent the trust has funds available therefor, and

              o the amount of assets of the trust remaining available for distribution to holders of the TIDES upon liquidation of the trust.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the TIDES or by causing the trust to pay the amounts to the holders.

         The guarantee is an irrevocable guarantee on a subordinated basis of the trust's obligations under the TIDES. However, the guarantee applies only to the extent that the trust has funds sufficient to make such payments, and is not a guarantee of collection. If we do not make interest payments on the debentures held by the trust, the trust will not be able to pay distributions on the TIDES and will not have funds legally available for the distributions.

         The guarantee ranks subordinate and junior in right of payment to all senior obligations. In addition, our obligations under the guarantee are effectively subordinated to all existing and future liabilities of our subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us or by our subsidiaries, including senior obligations.

         Taken together, our obligations under the guarantee agreement, the declaration of trust, the debentures and the indenture, including our obligation to pay the costs, expenses and other liabilities of the trust other than the trust's obligations to the holders of the TIDES and common securities, provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the trust's obligations under the TIDES. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the TIDES.

Status of the Guarantee

         The guarantee is a guarantee of payment and not of collection, meaning the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee is held for the benefit of the holders of the TIDES. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the TIDES of the debentures.

Amendments and Assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the TIDES (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding TIDES. The manner of obtaining any such approval will be as set forth under the "Description of TIDES--Voting Rights; Amendment of the Declaration" section of this prospectus. All guarantees and agreements contained in the guarantee bind the successors, assigns, receivers, trustees and our representatives and inure to the benefit of the holders of the TIDES then outstanding.

Events of Default

         An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee agreement. However, except for a failure to make a guarantee payment, we are entitled to receive notice of the default and cure the default within 60 days after receipt of the notice. The holders of a majority in aggregate liquidation amount of the TIDES have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         Any holder of the TIDES may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

         We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

         The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only the duties that are specifically described in the guarantee. After a default under the guarantee agreement, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the TIDES unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred.

Termination of the Guarantee

         The guarantee will terminate as to each holder of TIDES upon:

         o full payment of the redemption price and accrued and unpaid distributions with respect to all TIDES,

         o distribution of the debentures held by the trust to the holders of the TIDES,

         o    liquidation of the trust, or

         o distribution of our common stock to such holder in respect of the conversion of such holder's TIDES into common stock.

         In addition, the guarantee will terminate completely upon full payment of the amounts payable in accordance with the declaration of trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder must restore payment of any sums paid under the TIDES or the guarantee.

Governing Law

         The guarantee agreement is governed by and construed in accordance with the laws of the State of New York.

                          RELATIONSHIP AMONG THE TIDES,
                        THE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of distributions and other amounts due on the TIDES (to the extent the trust has funds available for the payment of such distributions) are irrevocably guaranteed by us to the extent set forth under the "Description of Guarantee" section of this prospectus. Taken together, our obligations under the debentures, the indenture, the declaration of trust and the guarantee agreement provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the TIDES. If and to the extent that we do not make payments on the debentures, the trust will not pay distributions or other amounts due on the TIDES. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of TIDES is to institute a direct action against us under the debentures. Our obligations under the guarantee are subordinate and junior in right of payment to all our senior obligations.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the debentures, the payments will be sufficient to cover distributions and other payments due on the TIDES, primarily because:

         o the aggregate principal amount or applicable redemption price of the debentures will be equal to the sum of the aggregate liquidation amount or applicable redemption price, as applicable, of the TIDES and common securities,

         o the interest rate payable on the debentures and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the TIDES,

         o we will pay for all costs, expenses and liabilities of the trust except the trust's obligations to holders of TIDES and common securities, and

         o the declaration of trust further provides that the trust will not engage in any activity that is not consistent with its limited purposes.

Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make under the indenture to the extent we have made, or are concurrently on the date of such payment making, any payment under the guarantee used to satisfy the related payment of indebtedness under the indenture.

Enforcement Rights of Holders of TIDES

         Any holder of TIDES may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity and may, under certain circumstances, also institute a legal proceeding directly against us to recover unpaid amounts under the debentures.

         A default or event of default under any of our senior obligations would not constitute a default or event of default under the declaration of trust. However, in the event of payment defaults under, or acceleration of, our senior obligations, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until the senior obligations have been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on debentures would constitute an event of default under the declaration of trust.

Limited Purpose of the Trust

         The TIDES evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing the TIDES and common securities and investing the proceeds of the TIDES and common securities in debentures.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the liquidation of the debentures, after satisfaction of the liabilities of creditors of the trust as required by applicable law, the holders of the TIDES and common securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or our bankruptcy, the property trustee, as holder of the debentures, would be a subordinated creditor of us, subordinated in right of payment to all senior obligations as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of the TIDES and common securities, the positions of a holder of TIDES and a holder of debentures relative to other creditors and to our stockholders in the event of liquidation or our bankruptcy are expected to be substantially the same.

                          DESCRIPTION OF CAPITAL STOCK

         This section contains a description of our capital stock, which includes our common stock as well as our preferred stock, the terms of which may affect the common stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, bylaws and the rights agreement we describe in this section. For more information, you should read "Where You Can Find More Information."

         Our authorized capital stock currently consists of 200 million shares of common stock and 10 million shares of preferred stock. As of January 22, 2001, we had outstanding 53,401,756 shares of common stock and one share of Series B preferred stock (the Preferred Stock).

Common Stock

         Rights to Dividends and on Liquidation, Dissolution or Winding Up

         Common stockholders participate ratably in any dividends or distributions on the common stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.

         Preemptive and Other Subscription Rights

         Common stockholders do not have preemptive, subscription, conversion or redemption rights (other than the anti-dilution rights described under "--Corporate Governance and Control"), and are not subject to further calls or assessments.

         No Cumulative Voting Rights

         Common stockholders do not have the right to cumulate their votes in the election of directors.

         Voting

         Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except that voting rights of non-U.S. citizens are limited as described under "--Limitation on Voting by Foreign Owners."

         Limitation on Voting by Foreign Owners

         Our certificate of incorporation provides that shares of capital stock may not be voted by or at the direction of persons who are not citizens of the United States unless the shares are registered on a separate stock record. Applicable restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of our directors or other managing officers be U.S. citizens. For purposes of the certificate of incorporation, "U.S. citizen" means:

         o    an individual who is a citizen of the United States,

         o a partnership each of whose partners is an individual who is a citizen of the United States, or

         o a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

         Our bylaws provide that no shares will be registered on the foreign stock record if the amount so registered would exceed the restrictions described above or adversely affect our operating certificates or authorities. Registration on the foreign stock record is made in chronological order based on the date we receive a written request for registration. An affiliate of AXA Financial, Inc. has requested that all shares beneficially owned by AXA Financial, Inc. and its affiliates be included on our foreign stock record. Although we have not to date limited the registration of any shares on this record, subject to certain factors, the registration of the shares beneficially owned by AXA Financial, Inc. will preclude the registration, and thus the voting of, any shares owned by any other Continental stockholders that are not U.S. citizens.

Preferred Stock Purchase Rights

         General

         One preferred stock purchase right is currently associated with each outstanding share of our common stock. Each of these preferred stock purchase rights entitles the registered holder to purchase from us one one-thousandth of a share of our Series A junior participating preferred stock at a purchase price of $200 per one one-thousandth of a share, subject to adjustment.

         The preferred stock purchase rights will have anti-takeover effects. The preferred stock purchase rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our board of directors on terms not approved by our board of directors, including by means of a tender offer at a premium to the market price. Subject to restrictions and limitations contained in our charter, the preferred stock purchase rights should not interfere with any merger or business combination approved by our board of directors because we may redeem the preferred stock purchase rights at the redemption price prior to the time that a person has become an acquiring person or amend the preferred stock purchase rights to make them inapplicable to the approved transaction.

          The following summary of the material terms of the preferred stock purchase rights is not meant to be complete and is qualified by reference to the rights agreement that governs the issuance of the rights. See "Where You Can Find More Information."

         Evidence and Transferability of Preferred Stock Purchase Rights

         The preferred stock purchase rights will be evidenced by the certificates representing shares of common stock until the earlier to occur of:

         o 10 days following a public announcement or public disclosure of facts made by us or an acquiring person that a person or group of affiliated or associated persons has become an acquiring person, which occurs, generally, when that person or group has acquired beneficial ownership of common stock representing 15% or more of the total number of votes entitled to be cast by the holders of common stock, and

         o 10 business days, or a later date established by our board of directors before the time any person or group becomes an acquiring person, following the commencement of, or the first public announcement of an intention of any person or group to make, a tender offer or exchange offer that, if completed, would result in the beneficial ownership by a person or group of shares of common stock representing 15% or more of such number of votes.

         Until the rights distribution date or the earlier redemption or expiration of the preferred stock purchase rights:

         o the preferred stock purchase rights will only be transferred with the transfer of shares of common stock,

         o certificates representing shares of common stock which become outstanding after the record date for the intitial distribution of the rights, will contain a notation incorporating the terms of the preferred stock purchase rights by reference, and

         o the surrender for transfer of any certificate representing shares of common stock will also constitute the transfer of the preferred stock purchase rights associated with the shares of common stock represented by that certificate.

         As soon as practicable following the rights distribution date, separate certificates evidencing the preferred stock purchase rights will be mailed to holders of record of the shares of common stock as of the close of business on the rights distribution date and those separate preferred stock purchase rights certificates alone will evidence the rights.

         Exempt Persons

         We and certain persons affiliated with us are exempt from the definition of acquiring person.

         An exception to the definition of acquiring person in the rights agreement permits an institutional investor to be or become the beneficial owner of our common stock representing 15% or more of the voting power of the common stock then outstanding, subject to certain limitations described below, without becoming an acquiring person, as long as the institutional investor continues to be an institutional investor. Generally, an institutional investor is a person who, as of January 31, 2000:

         o beneficially owned more than 14% of the voting power of our common stock then outstanding,

         o had a Schedule 13G on file with the SEC with respect to its holdings,

         o is principally engaged in the business of managing investment funds for unaffiliated securities investors,

         o acquires the common stock pursuant to trading activities undertaken in the ordinary course of such person's business not with the purpose or effect of exercising or influencing control over us, and

         o is not obligated to and does not file a Schedule 13D with respect to our securities.

         If our board of directors determines that a person is no longer an institutional investor, then this person will be required to as promptly as practicable divest itself of a sufficient number of shares of common stock so that this person beneficially owns less than 15% of the voting power of our common stock then outstanding.

         If our board of directors determines that this person does not divest itself of common shares as required, then this person will be or become an acquiring person under the rights agreement.

         AXA Financial, as an institutional investor under the rights agreement, is permitted to beneficially own, without triggering the rights under the rights agreement, so long as it retains its status as a passive institutional investor, up to 47% of the outstanding shares of common stock through December 31, 2001, and, after December 31, 2001, the lesser of 47% of the outstanding shares of common stock and the percentage of common stock reported as beneficially owned by it in any Schedule 13G filed with the SEC after December 31, 2001 (such that the percentage permitted to be beneficially owned by it will be reduced (down to 25% of the outstanding shares of common stock) to reflect reductions in its beneficial ownership percentage resulting from subsequent sales of common stock or increases in the total number of shares of common stock outstanding).

         Exercisability of Rights

         The preferred stock purchase rights are not exercisable until the preferred stock purchase rights distribution date. The preferred stock purchase rights will expire on November 20, 2008, unless the expiration date is extended or unless the preferred stock purchase rights are earlier redeemed or exchanged by us, in each case, as described below.

         If any person becomes an acquiring person, each holder of a preferred stock purchase right (other than preferred stock purchase rights beneficially owned by the acquiring person, which will be void) will, after the date that any person became an acquiring person, have the right to receive, upon exercise of those preferred stock purchase rights at the then current exercise price, that number of shares of common stock, or cash or other securities or assets in certain circumstances, having a market value of two times the exercise price of the preferred stock purchase right. If, at any time on or after the date that any person has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each holder of a preferred stock purchase right will, after the date of that transaction, have the right to receive, upon the exercise of those preferred stock purchase rights at the then current exercise price of the preferred stock purchase right, that number of shares of common stock of the acquiring company which at the time of that transaction will have a market value of two times the exercise price of the preferred stock purchase right.

         The purchase price payable, and the number of shares of junior preferred stock or other securities or property issuable, upon exercise of the preferred stock purchase rights are subject to adjustment from time to time to prevent dilution in some circumstances.

         Until a preferred stock purchase right is exercised, the holder of a preferred stock purchase right will have no rights as a stockholder of our company, including the right to vote or to receive dividends.

         From and after the occurrence of an event described in Section 11(a)(ii) of the rights agreement, if rights are or were, at any time on or after the earlier of (1) the date of such event and (2) the distribution date, acquired or beneficially owned by an acquiring person or an associate or affiliate of an acquiring person, such rights shall become void, and any holder of such rights shall thereafter have no right to exercise such rights.

         Terms of Junior Preferred Stock

         Shares of junior preferred stock, which may be purchased upon exercise of the preferred stock purchase rights, will not be redeemable. Each share of junior preferred stock will be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the purpose, an amount per share equal to 1,000 times the cash or non-cash dividend declared per share of common stock. In the event of liquidation, the holders of the junior preferred stock will be entitled to receive an aggregate payment equal to 1,000 times the payment made per share of common stock. Each share of junior preferred stock will have 1,000 votes, together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which the common stock is exchanged, each share of junior preferred stock will be entitled to receive an amount equal to 1,000 times the amount received per share of common stock. The rights are protected by customary antidilution provisions.

         Exchange or Redemption

         At any time after any person becomes an acquiring person, and prior to the acquisition by any person or group of a majority of the voting power, our board of directors may exchange the rights (other than rights owned by such acquiring person which have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment). We may, at our option, substitute preferred shares or common stock equivalents for common stock, at the rate of one one-thousandth of a preferred share for each share of common stock (subject to adjustment). No fractional share of common stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the share of common stock on the last trading day prior to the date of exchange.

         At any time prior to any person becoming an acquiring person, our board of directors, by the required board vote, may redeem the rights in whole, but not in part, at a redemption price of $.001 per right. The redemption of the rights may be made effective at the time, on any basis and subject to the conditions which our board of directors may establish. Immediately upon any redemption of the rights (or upon a later date specified by our board of directors in the resolution approving a redemption), the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The redemption of the rights may be subject to certain restrictions and limitations contained in our charter.

         Our board of directors, by the required board vote, may amend the terms of the rights without the consent of the holders of the rights, except that from the time any person becomes an acquiring person, no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person and its affiliates and associates). The right of our board of directors to amend the rights agreement may be subject to certain restrictions and limitations contained in our charter.

Preferred Stock

         In connection with the amendment to the Northwest Alliance, we issued Northwest one share of a new series of preferred stock, which we refer to as the Preferred Stock, for a nominal price. Only one share of Preferred Stock is authorized for issuance. Our Preferred Stock is not convertible into any other securities. We are not obligated to redeem or retire the Preferred Stock, but we have the option to redeem the Preferred Stock upon the occurrence of certain events described below under "--Redemption."

         Ranking. The Preferred Stock ranks junior to all classes of our capital stock other than the common stock upon liquidation, dissolution or winding up of our company.

         Dividends.  No dividends are payable on our Preferred Stock.

         Voting Rights

         The Preferred Stock gives Northwest the right to block, during the term of the Northwest Alliance, or if earlier, until the Preferred Stock becomes redeemable,

         o certain business combinations and similar changes of control transactions involving us and a third party major air carrier,

         o certain amendments to our rights plan (or redemption of those rights),

         o any dividend or distribution of all or substantially all of our assets and

         o certain reorganizations and restructuring transactions involving us.

         Redemption

         The Preferred Stock is redeemable by us at a nominal price (and the blocking rights eliminated)

         o    if Northwest transfers or encumbers the Preferred Stock,

         o if there is a change of control of Northwest involving a third party major air carrier,

         o on expiration or termination of the Northwest Alliance (other than as a result of a breach by us), or

         o if Northwest materially breaches its standstill obligations to us or triggers our rights agreement.

         Transfer Restriction Agreement

         The holder of the Preferred Stock agrees to the following:

         o not to transfer, sell or dispose of (1) our common stock, in the case of a going private transaction, or (2) capital stock of a holding company, in the case of the establishment of a new holding company, to a prohibited transferee, which means any major air carrier or affiliate who would have upon the occurrence of such transfer, sale or disposition, beneficial ownership of 25% or more of the capital stock or voting power of our company upon completion of such transfer, sale or disposition, and

         o prior to transferring, selling or disposing of (1) our common stock, in the case of a going private transaction, or (2) capital stock of a holding company, in the case of the establishment of a new holding company, to a transferee that is not a prohibited transferee, the permitted transferee will execute an agreement with Northwest identical in all material respects to a transfer restriction agreement that contains the agreements described in this subsection.

Corporate Governance and Control

         The certificate of incorporation provides that our board of directors will consist of a number of directors as may be determined from time to time by the board of directors in accordance with the bylaws. Our board of directors currently consists of 13 directors elected by common stockholders, subject to the rights of preferred stockholders to elect additional directors as set forth in any preferred stock designations.

Business Combinations

         Our certificate of incorporation provides that we are not governed by
Section 203 of the General Corporation Law of Delaware which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

Procedural Matters

         Our bylaws require stockholders seeking to nominate directors or propose other matters for action at a stockholders' meeting to give us notice within specified periods in advance of the meeting and to follow certain other specified procedures.

Change of Control

         Northwest's ownership of the Preferred Stock, because of the separate class vote required pursuant to the terms of the Preferred Stock in any required vote of our stockholders with respect to some changes of control affecting us, may have the effect of delaying, deferring or preventing a change of control of our company.

         In addition, the existence of the preferred stock purchase rights may have the effect of delaying or preventing a change of control of our company. See "--Preferred Stock Purchase Rights" above.

Limitation of Director Liability and Indemnification

         Our certificate of incorporation provides, to the full extent permitted by Delaware law, that directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As required under current Delaware law, our certificate of incorporation and bylaws currently provide that this waiver may not apply to liability

         o for any breach of the director's duty of loyalty to us or our stockholders,

         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

         o under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or

         o for any transaction from which the director derived any improper personal benefit.

         However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Our certificate of incorporation further provides that we will indemnify each of our directors and officers to the full extent permitted by Delaware law and may indemnify certain other persons as authorized by the Delaware General Corporation Law. These provisions do not eliminate any monetary liability of directors under the federal securities laws.

                                TAX CONSEQUENCES

         The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the TIDES, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. Unless otherwise stated, this summary deals only with TIDES held as capital assets by holders.

         The tax treatment of a holder may vary depending on its particular situation. This summary does not deal with special classes of holders, such as, for example, dealers in securities or currencies, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, tax exempt organizations, persons holding TIDES as part of a straddle or as part of a hedging or conversion transaction or other integrated investment, or persons whose functional currency is not the U.S. dollar. Further, it does not include any description of alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the TIDES.

         This summary is based on the Internal Revenue Code of 1986, the Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, and all of which are subject to change (possibly on a retroactive basis). In particular, legislation was proposed by the Clinton Administration in 1996, 1997, 1998 and 1999 to prohibit or defer an issuer's ability to deduct interest on certain types of debt instruments. If such legislation is ultimately enacted, it could limit our ability to deduct interest with respect to the TIDES, which, in turn, would constitute a "tax event." Upon the occurrence of a tax event, we may be permitted to redeem the debentures, which would trigger a redemption of the TIDES. See "Description of TIDES--Tax Event or Investment Company Event Redemption or Distribution."

         The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the ownership and disposition of the TIDES may differ from the treatment described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the IRS is not precluded from successfully adopting a contrary position. This summary does not consider the effect of any applicable foreign, state, local or other tax laws.

         As used herein, the term "U.S. Holder" means a beneficial owner of TIDES that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States, (2) a U.S. domestic corporation, (3) an estate, the income of which is subject to federal income taxation regardless of its source, or (4) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons. A "Foreign Holder" is any holder of TIDES that is a nonresident alien individual or a foreign corporation.

         Investors are advised to consult their tax advisors as to the tax consequences of the ownership and disposition of the TIDES, in light of their particular circumstances, under federal income and estate tax laws and any applicable state, local, foreign and other tax laws or tax treaties, including the effects of possible future changes in such laws.

Classification of the Debentures

         In the opinion of Cleary, Gottlieb, Steen & Hamilton, under current law and assuming the accuracy of, and full compliance with, the terms of the indenture (and certain other documents), and based on certain representations we have made, the debentures will be treated for U.S. federal income tax purposes as our indebtedness. By acceptance of a TIDES, each holder agrees to treat the debentures as our indebtedness.

Classification of the Trust

         In the opinion of Cleary, Gottlieb, Steen & Hamilton, under current law and assuming the accuracy of, and full compliance with, the terms of the trust agreement and the indenture (and certain other documents), the trust will be treated for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of TIDES will be considered the owner of an undivided beneficial ownership interest in the debentures, and each U.S. Holder will be required to include in its gross income any interest (or original issue discount accrued) with respect to its allocable share of those debentures. By acceptance of a TIDES, each holder agrees to treat the TIDES as an undivided ownership interest in the debentures. See "--U.S. Holders--Interest Income and Original Issue Discount."

         An opinion of counsel is not binding on the IRS or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such challenge will not be successful.

U.S. Holders

         Interest Income and Original Issue Discount

         As a result of our option to defer the payment of interest on the debentures, U.S. Holders of TIDES are required to recognize interest income in accordance with the "original issue discount" rules of the Code. Accordingly, each U.S. Holder of TIDES, including a U.S. Holder that uses the cash method of accounting, generally will be required to recognize its pro rata share of interest income on the debentures as it accrues in accordance with a constant yield method based on a compounding of interest, over the entire term of the debentures. U.S. Holders will be required to recognize accrued interest income regardless of whether distributions are made on the TIDES, and regardless of whether we exercise our option to extend any interest payment period. Subject to the market discount and acquisition premium rules discussed below, the amount of interest income that will be recognized in any quarter will approximately equal the amount of interest that accrues on the debentures in the quarter at the stated interest rate. Actual distributions of stated interest will not be separately reported as taxable income. Consequently, during a deferral period, a holder will be required to include accrued interest in gross income even though we have not made any actual cash payments.

         A U.S. Holder's initial tax basis for its pro rata share of the debentures will be equal to the U.S. Holder's purchase price paid for its TIDES and will be increased by the accrued interest includible in the holder's gross income and reduced by the amount of distributions or other payments received by the holder on the TIDES. No portion of the amounts received on the TIDES will be eligible for the dividends received deduction.

         Market Discount

         If you purchase a TIDES at a price that is lower than the adjusted issue price (as defined below) of the TIDES' pro rata share of the debentures, by 0.25% or more of the adjusted issue price multiplied by the number of remaining whole years to maturity, the debentures will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the TIDES generally will be treated as ordinary interest income to the extent of the market discount that accrued on the related debentures during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the TIDES. In general, market discount will be treated as accruing ratably over the term of the debentures, or, at your election, under a constant yield method. Special rules apply if you convert TIDES into our common stock. See "--Conversion of TIDES into Common Stock."

         You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the TIDES as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described in the preceding paragraph will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day in the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

         The "adjusted issue price" of a debenture will equal the original purchase price paid for the debenture, increased by the accrued interest includible in the holder's gross income and reduced by the distributions or other payments we have made on the debenture.

         Acquisition Premium

         If you purchase a TIDES at a price that is greater than the adjusted issue price of the TIDES' pro rata share of the debentures, the amount of interest income you are required to accrue will be reduced to take into account the "acquisition premium." The daily amount of interest income you are otherwise required to accrue will be reduced by an amount equal to the product of (1) such daily portion and (2) a fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the sum of the interest income (including original interest income) for all days on or after you purchase the TIDES.

         Deferral of Interest Payment Period

         U.S. Holders of TIDES will be required to include accrued (but unpaid) interest in income with respect to their pro rata share of the debentures during a deferral period. Therefore, a U.S. Holder who sells TIDES during such a deferral period will not be entitled to any cash relating to accrued but unpaid interest (such cash will be paid to the holder of record at the end of the deferral period), but will be required to include such interest in income.

         Distribution of Debentures

         A distribution by the trust of the debentures as described under the caption "Description of TIDES--Liquidation of the Trust and Distribution of the Debentures" will result in the holder receiving directly its pro rata share of the debentures previously held indirectly through the trust. Such a transaction will be nontaxable to the holder, who will receive such debentures with a holding period and tax basis equal to the holding period and adjusted tax basis such U.S. Holder was considered to have had in its pro rata share of the underlying debentures prior to such distribution. A U.S. Holder will include interest income in respect of the debentures received from the trust in the manner described above under the caption "--Interest Income and Original Issue Discount."

         Disposition of the TIDES

         Upon a sale, exchange or other disposition of TIDES (including a distribution of cash in redemption of a U.S. Holder's TIDES, and repayment of the underlying debentures, but excluding a distribution of debentures and the conversion of the TIDES into common stock), a holder will be considered to have disposed of all or part of such holder's pro rata share of the debentures, and will recognize gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or other disposition (except to the extent such amount is attributable to accrued interest income not previously included in income (which is taxable as ordinary income) or is treated as ordinary income pursuant to the market discount rules) and (2) the holder's adjusted tax basis in its pro rata share of the underlying debentures deemed disposed of. Such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if the TIDES have been held by the holder for more than one year. Holders are advised to consult their tax advisors as to the federal income tax treatment of a capital gain or loss.

         The TIDES may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying debentures. A holder who disposes of the TIDES between record dates for payments of distributions thereon or during an interest deferral period will nevertheless be required to include in income accrued but unpaid interest on the debentures through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. Therefore, it is possible that the holder will not be able to offset such accrued but unpaid interest income against any such capital loss (although such capital loss could be used to offset capital gains of such holder).

         Conversion of TIDES into Common Stock

         A U.S. holder generally will not recognize income, gain or loss upon the conversion, through the conversion agent, of debentures into our common stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of our common stock equal to the amount of cash so received less such holder's tax basis in such fractional share (except to the extent such gain is treated as ordinary income pursuant to the market discount rules). A holder who converts TIDES into our common stock (1) will take a tax basis in such stock that, in general, is equal to such holder's tax basis in the TIDES delivered to the conversion agent for exchange, less the basis allocated to any fractional share for which cash is received, and (2) the holding period of such stock generally will include the holding period of the TIDES delivered to the conversion agent for exchange, except (in the case of both (1) and (2)) possibly with respect to any of our common stock received in respect of accrued but unpaid interest.

         Pursuant to the market discount rules, in the event that you convert TIDES into our common stock, any gain on the sale, exchange or other disposition of the common stock generally will be treated as ordinary income to the extent of the market discount that accrued on the related debentures before you converted the TIDES.

         Adjustment of Conversion Price

         Tax regulations promulgated under Section 305 of the Code could treat holders of TIDES as receiving a constructive distribution upon certain circumstances in which the conversion rate of the debentures is adjusted. Accordingly, a reduction in the conversion price for the debentures may, under certain circumstances, result in deemed dividend income to holders of TIDES to the extent of our current or accumulated earnings and profits. Holders of TIDES are advised to consult their tax advisors as to the federal income tax consequences of adjustments in the conversion rate of TIDES.

         Information Reporting and Backup Withholding

         The trust will report the interest accrued during the year with respect to the debentures, and any gross proceeds received by the trust from the retirement or redemption of the debentures, annually to the holders of record of the TIDES and to the IRS. The trust currently intends to deliver such reports to holders of record not later than January 31st following each calendar year. It is anticipated that persons who hold TIDES as nominees for beneficial owners will report the required tax information to beneficial owners on Form 1099.

         Payments made on, and proceeds from the sale of, TIDES, any debentures distributed by the trust or any of our common stock received on conversion may be subject to 31% backup withholding unless the holder complies with certain identification requirements or otherwise qualifies for exemption. Backup withholding is not an additional tax. Any withheld amounts will generally be refunded or credited against the holder's federal income tax liability, provided the required information is timely filed with the IRS.

Foreign Holders

         Interest Income and Original Issue Discount

         A Foreign Holder of a TIDES or the debentures will not be subject to withholding of U.S. federal income tax with regard to its interest income and original issue discount, provided that, with respect to payment of interest:

         o the Foreign Holder does not actually or constructively own 10% or more of the combined voting power of all classes of stock of the Issuer,

         o the Foreign Holder is not a controlled foreign corporation that is related to us through stock ownership, and

         o the beneficial owner satisfies certain documentary evidence requirements for establishing that it is a Foreign Holder.

         In the event that the TIDES were characterized as stock or other equity of our company, payments to a holder could be characterized as dividends and be subject to a 30% withholding tax or such lesser amount as may be provided under an applicable treaty. If a Foreign Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the debentures, as described above under "U.S. Holders--Adjustment of the Conversion Price," such deemed dividend will be subject to a 30% withholding tax (or a lesser amount under an applicable treaty). However, if such dividend income is effectively connected with the conduct of a trade or business of the Foreign Holder in the United States, then such income will be subject to the regular U.S. federal income tax rules.

         Disposition of the TIDES or Debentures

         A holder of a TIDES or the debentures that is a Foreign Holder will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of the TIDES or the debentures, unless:

         o such gain is effectively connected with the conduct by the holder of a trade or business in the United States, or

         o in the case of gain realized by an individual Foreign Holder, the Foreign Holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States.

         Conversion of TIDES into Common Stock

         A Foreign Holder generally will not recognize income, gain or loss upon the conversion, through the conversion agent, of debentures into our common stock. Such holder will, however, realize gain upon the receipt of cash in lieu of a fractional share of our common stock equal to the amount of cash so received less such holder's tax basis in such fractional share. The tax consequences of such gain will be the same as described above under the caption "--Foreign Holders--Disposition of the TIDES or Debentures."

         In general, dividends paid to Foreign Holders on our common stock are subject to U.S. federal income tax at a rate of 30% (unless a U.S. withholding tax treaty applies to reduce or eliminate withholding). However, if such dividend income is effectively connected with the conduct of a trade or business of the Foreign Holder in the United States, then such income is subject to the regular U.S. federal income tax rules.

         Information Reporting and Backup Withholding

         Payments made on, and proceeds from the sale of, TIDES, any debentures distributed by the trust, or any of our common stock received on conversion may be subject to 31% backup withholding and information reporting unless a Foreign Holder complies with certain documentation requirements or otherwise qualifies for an exemption.

                          CERTAIN ERISA CONSIDERATIONS

         Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the TIDES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment could result in an improper delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the plan.

         Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

         Under a regulation issued by the United States Department of Labor, or DOL, the assets of the trust would be deemed to be "plan assets" of a plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the plan were used to acquire an equity interest in the trust and no exception were applicable under the plan assets regulation. An "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features and specifically includes a beneficial interest in a trust.

         Pursuant to an exception contained in the plan assets regulation, the assets of the trust would not be deemed to be "plan assets" of investing plans if, immediately after the most recent acquisitions of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any plan (collectively, "benefit plan investors"). We cannot assure that the value of the TIDES held by benefit plan investors will be less than 25% of the total value of such TIDES at the time of purchase or otherwise and the level of benefit investor participation will not be monitored.

         Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a plan if the TIDES were acquired with "plan assets" of such plan and assets of the trust were deemed to be "plan assets" of plans investing in the trust. For example, if we are a party in interest with respect to an investing plan (either directly or by reasons of our ownership of our subsidiaries), extensions of credit between the trust and us (as represented by the debentures and the guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). Because the assets of the trust may be considered "plan assets" for ERISA purposes as a result of a plan's acquisition and holding of TIDES, a plan fiduciary should consider (a) whether powers which potentially may be exercised by any person or entity with respect to the trust or its assets would result in such person or entity being potentially deemed to be a fiduciary and, therefore, a party in interest with respect to a plan acquiring or holding TIDES and (b) if so, whether such acquisition and holding could result in a delegation of fiduciary authority which is impermissible under the plan's governing instruments or any investment management agreement with the plan. In making such determination, a plan fiduciary should note that prior to a default, the trustees will have only limited custodial and ministerial authority with respect to the assets of the trust.

         The DOL has issued a number of prohibited transaction class exemptions that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the TIDES. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investments funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by qualified professional asset managers).

         Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, may, nevertheless be subject to state or other Federal laws that are substantially similar to the foregoing provisions of ERISA, and the Code. Fiduciaries of such plans should consult with their counsel before purchasing any TIDES.

         By its purchase of any TIDES (or any interest therein), the purchaser thereof will be deemed to have represented either that (a) it is not a plan or other entity whose underlying assets are subject to ERISA and/or Section 4975 of the Code, or a governmental or church plan which is subject to any Federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase and holding of a TIDES will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, a violation of any substantially similar Federal, state or local law). Further, the fiduciaries of any plan or plan assets entity which may purchase or hold TIDES will be deemed as a result of such acquisition or holding to have (a) directed the trust to invest in the debentures, (b) authorized and directed any of the actions taken or which may be taken with respect to the trust, the debentures and the TIDES by any of the trustees, the debenture trustee, the guarantee trustee or us as contemplated by the indenture, the debentures or the guarantee and (c) to have appointed the trustees.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the TIDES on behalf of or with "plan assets" of any plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be "plan assets" and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

                               REGISTRATION RIGHTS

         We and the trust entered into a registration agreement with the initial purchasers of the TIDES for the benefit of the holders of the TIDES wherein we and the trust agreed, at our sole expense, to use our best efforts to keep effective the shelf registration statement, of which this prospectus is a part, for two years or such other period as required under Rule 144(k) of the Securities Act or any successor rule hereto or, if earlier, such time as all of the applicable securities have been sold thereunder.

         We will provide to each holder for whom the registration statement was filed copies of this prospectus, which is a part of the registration statement, and take certain other actions as are required to permit unrestricted resales of the securities. A holder that sells securities pursuant to this registration statement is required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration agreement that are applicable to such a holder (including certain indemnification rights and obligations).

         If we or the trust fail to keep the registration statement, of which this prospectus is a part, continuously effective and usable (subject to some exceptions) for the period required by the registration agreement, then additional interest, referred to in this prospectus as special interest, will accrue on the debentures, and corresponding special distributions will accrue on the TIDES and common securities, in each case from and including the day following the registration default to but excluding the day on which the registration default has been cured or has been deemed to have been cured. Special interest and special distributions will be paid in cash quarterly in arrears on each interest payment date commencing with the first interest payment date following the applicable registration default and will accrue at a rate so that the interest rate or distribution rate, as the case may, will be increased 0.50% per annum of the principal amount or liquidation amount, as applicable. Following the cure of a registration default, special interest and special distributions will cease to accrue with respect to the applicable registration default.

         Each security contains a legend to the effect that the holder of the security, by its acceptance of the security, is deemed to have agreed to be bound by the provisions of the registration agreement.

         The registration agreement is governed by, and construed in accordance with, the laws of the State of New York. This summary of the registration agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration agreement. A form of the registration agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

                                 SELLING HOLDERS

         The TIDES were originally issued by the trust and sold by Credit Suisse First Boston Corporation and UBS Warburg LLC in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such initial purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The holders named below and their transferees, pledgees, donees or successors, which we refer to as the selling holders, may from time to time offer and sell pursuant to this prospectus any or all of the TIDES, and any common stock issued upon conversion of the TIDES.

         The following table sets forth information, as of February 6, 2001, with respect to the selling holders of the TIDES and the respective number of TIDES beneficially owned by each selling holder that the selling holder may offer using this prospectus.

                                 Principal Amount of TIDES   Number of Shares of Common   Number of Shares of Common
                                  Beneficially Owned and      Stock Owned Prior to the       Stock Offered by this
       Selling Holder           Offered by this Prospectus          Offering (1)               Prospectus (1)(2)
       --------------           --------------------------          ------------               -----------------
AIG SoundShore
  Holdings Ltd.................            154,000                      128,333                      128,333
                                         =========                    =========                    =========
AIG SoundShore
  Strategic Holding Fund Ltd...             66,000                       55,000                       55,000
                                         =========                    =========                    =========
Evergreen Equity Income
  Fund.........................            160,000                      133,333                      133,333
                                         =========                    =========                    =========
Lipper Convertibles, L.P.......            750,000                      625,000                      625,000
Kellner, DiLeo & Co. ..........             15,000                       12,500                       12,500
Morgan Stanley & Co............             25,000                       20,833                       20,833
                                         =========                    =========                    =========
R(2) Investments, LDC..........            200,000                      166,666                      166,666
                                         =========                    =========                    =========
   Subtotal.................             1,370,000                    1,141,665                    1,141,665
                                         =========                    =========                    =========

Unnamed holders of TIDES or
   any future transferees,
   pledgees, donees or
   successors of or from
   any such named holder
   (3)(4).....................           3,630,000                    3,025,002                    3,025,002
                                         =========                    =========                    =========
     Total....................           5,000,000                    4,166,667                    4,166,667


------------------

(1) Comprises the shares of common stock into which the TIDES held by such selling holder are convertible at the initial conversion price. The conversion price and the number of shares of common stock issuable upon conversion of the TIDES are subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the TIDES may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the TIDES; rather, cash will be paid in lieu of fractional shares, if any.

(2) Assumes the offering of such shares by such selling holder pursuant to the registration statement of which this prospectus forms a part.

(3) No such holder may offer TIDES or common stock pursuant to the registration statement of which this prospectus forms a part until such holder is included as a selling holder in a supplement to this prospectus.

(4) Assumes that the unnamed holders of TIDES or common stock or any future transferees, pledgees, donees or successors of or from any such named holder do not beneficially own any common stock other than the common stock issuable upon conversion of the TIDES at the initial conversion price.

         None of the selling holders has, or within the past three years has had, any position, office or other material relationship with the trust or us or any of its or our predecessors or affiliates.

         Because the selling holders may, pursuant to this prospectus, offer all or some portion of the TIDES or common stock they presently hold, no estimate can be given as to the amount of the TIDES or shares of common stock that will be held by the selling holders upon termination of any such sales. In addition, some or all of the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their TIDES or common stock since the date on which they provided the information regarding their TIDES or common stock, in transactions exempt from the registration requirements of the Securities Act.

         Only selling holders identified above who beneficially own the TIDES or common stock set forth opposite each such selling holder's name in the foregoing table on the effective date of the registration statement of which this prospectus forms a part may sell such TIDES or common stock pursuant to the registration statement. We may from time to time include additional selling holders in supplements to this prospectus.

         We will pay the expenses of registering the TIDES and common stock being offered by this prospectus.

                              PLAN OF DISTRIBUTION

         The offered securities may be sold from time to time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer the offered securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders or the purchasers of such offered securities for whom they may act as agents. The selling holders and any underwriters, broker/dealers or agents that participate in the distribution of offered securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities by them and any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The offered securities may be sold by the selling holders from time to time, in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling holders. The sale of the offered securities may be effected in transactions (which may involve crosses or block transactions) (1) on any national securities exchange or quotation service on which the offered securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) otherwise than on such exchanges or in the over-the-counter market or (4) through the writing of options. At the time a particular offering of the offered securities is made, if required, a prospectus supplement will be distributed which will set forth the names of the selling holders, the aggregate amount and type of offered securities being offered, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the offered securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the offered securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the offered securities may be limited in its ability to engage in market activities with respect to such securities. In addition and without limiting the foregoing, each selling holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the offered securities by the selling holders. All of the foregoing may affect the marketability of the offered securities.

         Pursuant to the registration agreement, we will pay all expenses of the registration of the offered securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws. The selling holders will pay any underwriting discounts and selling commissions. The selling holders will be indemnified by us and the trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We and the trust will be indemnified by the selling holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

         Pursuant to the registration agreement, we are required to use our best efforts to keep the registration statement, of which this prospectus is a part, continuously effective for a period of two years from its effective date or such shorter period that will terminate upon the earlier of the date on which the offered securities shall have been sold pursuant to the registration statement or the date on which the offered securities are permitted to be freely sold or distributed to the public pursuant to any exemption from the registration requirements of the Securities Act (including in reliance on Rule 144(k) but excluding in reliance on Rule 144A under the Securities Act). Notwithstanding these obligations, we may, under certain circumstances, postpone or suspend the filing or the effectiveness of the registration statement (or any amendments or supplements thereto) or the sale of offered securities under the registration statement.

                                  LEGAL MATTERS

         Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the trust and us, will pass on certain matters of Delaware law relating to the validity of the TIDES. The validity of the guarantee, the debentures and the common stock issuable upon conversion of the TIDES, as well as certain tax matters, will be passed on by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements and schedule are incorporated by reg=ference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                               [CONTINENTAL LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. Continental Airlines, Inc. (the "Company") will bear all of these expenses except as otherwise indicated.

         Registration fee.......................................  $62,500
         Fees and expenses of accountants.......................      *
         Fees and expenses of legal counsel.....................      *
         Fees and expenses of Trustee and counsel...............      *
         Printing and engraving expenses........................      *
         Miscellaneous..........................................      *
                                                                  --------

                  Total.........................................  $   *
                                                                  ========
   -------------
   * To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

          The Company's Certificate of Incorporation and By-Laws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

       (h) For purposes of this section, references to `the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

       (i) For purposes of this section, references to `other enterprises' shall include employee benefit plans; references to `fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to `serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner `not opposed to the best interests of the corporation' as referred to in this section.

       (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

          The Company's Certificate of Incorporation and By-Laws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Company's Certificate of Incorporation provides as follows:

                   "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended . . . to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended."

                  The Company maintains directors' and officers' liability insurance.

Item 16.  Exhibits.

         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit        Description
-------        -----------

4.1 Amended and Restated Certificate of Incorporation of the Company, including Exhibit A thereto containing the Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).*

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).*

4.3 Specimen of Class B common stock certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-68870)).*

4.4 Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended December 31,
               2000).*

4.5 Form of Series B Preferred Stock Certificate (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).*

4.6 Certificate of Trust of Continental Airlines Finance Trust II, dated November 6, 2000, filed with the Secretary of State of the State of Delaware.

4.7             Declaration of Trust of Continental Airlines Finance Trust II,
               dated as November 6, 2000, by the Company, as trustee.

4.8 Amended and Restated Declaration of Trust of Continental Airlines Finance Trust II, dated as of November 10, 2000 among the Company, as sponsor, Wilmington Trust Company, as property trustee, and the administrative trustees.

4.9 Indenture for the 6% Convertible Junior Subordinated Debentures, dated as of November 10, 2000 between the Company, as issuer, and Wilmington Trust Company, as trustee.

4.10 Form of Continental Airlines Finance Trust 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)SM (included in Exhibit 4.8).

4.11 Form of Continental Airlines, Inc. 6% Convertible Junior Subordinated Debentures due 2030 (included in Exhibit 4.9).

4.12 Convertible Preferred Securities Guarantee, dated as of November 10, 2000, between the Company, as guarantor, and Wilmington Trust Company, as guarantee trustee.

4.13 Common Securities Guarantee, dated as of November 10, 2000, by the Company, as guarantor.

4.14 Amended and Restated Rights Agreement, dated as of November 15, 2000, between the Company and ChaseMellon Shareholder Services, LLC, including as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 99.11 to the Company's Current Report on Form 8-K dated November 15, 2000).*

5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the securities registered.

5.2 Opinion of Morris, Nichols, Arsht & Tunnell as to certain matters of Delaware law.

8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton as to certain tax matters.

10.1 Registration Rights Agreement, dated as of November 10, 2000, by and among Continental Airlines Finance Trust II, the Company and Credit Suisse First Boston Corporation and UBS Warburg LLC.

12.1           Statement Regarding Computation of Ratios.

23.1           Consent of Ernst & Young LLP, independent accountants.

23.2 Consent of Cleary, Gottlieb, Steen & Hamilton (included in the opinions filed as Exhibits 5.1 and 8.1).

23.3 Consent of Morris, Nichols, Arsht & Tunne (included in the opinion filed as Exhibit 5.2).

24.1           Powers of Attorney.

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as indenture trustee under the Indenture.

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as property trustee under the Amended and Restated Declaration of Trust.

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as preferred guarantee trustee under the Preferred Securities Guarantee.

--------------------
*  Previously filed.

Item 17.  Undertakings

         (a)      The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee", table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that Is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
         Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, February 7, 2001.

                                          CONTINENTAL AIRLINES, INC.


                                          By: /s/ Lawrence W. Kellner
                                              ----------------------------------
                                              Name: Lawrence W. Kellner
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                          CONTINENTAL AIRLINES FINANCE TRUST II


                                          By: /s/ Gerald Laderman
                                              ----------------------------------
                                              Name: Gerald Laderman
                                              Title: Administrative Trustee



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on February 7, 2001.

          SIGNATURE                                    TITLE

             *                          Chairman of the Board, Chief Executive
   -----------------------              Officer (Principal Executive Officer)
      Gordon M. Bethune                 and Director


             *                          Executive Vice President and Chief
   -----------------------              Financial Officer
     Lawrence W. Kellner                (Principal Financial Officer)


             *
   -----------------------              Staff Vice President and Controller
       Chris T. Kenny                   (Principal Accounting Officer)

             *
   -----------------------              Director
   Thomas J. Barrack, Jr.

             *
   -----------------------              Director
       David Bonderman

             *
   -----------------------              President, Chief Operating Officer and
    Gregory D. Brenneman                Director

             *
   -----------------------              Director
    Kirbyjon H. Caldwell

             *
   -----------------------              Director
        Patrick Foley

             *
   -----------------------              Director
   Douglas H. McCorkindale

             *
   -----------------------              Director
     George G. C. Parker

             *
   -----------------------              Director
      Richard W. Pogue

             *
   -----------------------              Director
    William S. Price III

             *
   -----------------------              Director
       Donald L. Sturm

             *
   -----------------------              Director
    Karen Hastie Williams

             *
   -----------------------              Director
     Charles A. Yamarone



*By: /s/ Scott R. Peterson
     -----------------------
     Name: Scott R. Peterson
     Attorney in Fact

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on February 7, 2001.

                     SIGNATURE                        TITLE

               /s/ Gerald Laderman
             ------------------------        Administrative Trustee
                  Gerald Laderman

             /s/ Lawrence W. Kellner
             ------------------------        Administrative Trustee
                Lawrence W. Kellner

                                  EXHIBIT INDEX

Exhibit        Description
-------        -----------

4.1 Amended and Restated Certificate of Incorporation of the Company, including Exhibit A thereto containing the Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).*

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).*

4.3 Specimen of Class B common stock certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No 33-68870)).*

4.4 Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended December 31,
               2000).*

4.5 Form of Series B Preferred Stock Certificate (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).*

4.6 Certificate of Trust of Continental Airlines Finance Trust II, dated November 6, 2000, filed with the Secretary of State of the State of Delaware.

4.7             Declaration of Trust of Continental Airlines Finance Trust II,
               dated as November 6, 2000, by the Company, as trustee.

4.8 Amended and Restated Declaration of Trust of Continental Airlines Finance Trust II, dated as of November 10, 2000 among the Company, as sponsor, Wilmington Trust Company, as property trustee, and the administrative trustees.

4.9 Indenture for the 6% Convertible Junior Subordinated Debentures, dated as of November 10, 2000 between the Company, as issuer, and Wilmington Trust Company, as trustee.

4.10 Form of Continental Airlines Finance Trust 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)SM (included in Exhibit 4.8).

4.11 Form of Continental Airlines, Inc. 6% Convertible Junior Subordinated Debentures due 2030 (included in Exhibit 4.9).

4.12 Convertible Preferred Securities Guarantee, dated as of November 10, 2000, between the Company, as guarantor, and Wilmington Trust Company, as guarantee trustee.

4.13 Common Securities Guarantee, dated as of November 10, 2000, by the Company, as guarantor.

4.14 Amended and Restated Rights Agreement, dated as of November 15, 2000, between the Company and ChaseMellon Shareholder Services, LLC, including as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 99.11 to the Company's Current Report on Form 8-K dated November 15, 2000).*

5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the securities registered.

5.2 Opinion of Morris, Nichols, Arsht & Tunnell as to certain matters of Delaware law.

8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton as to certain tax matters.

10.1 Registration Rights Agreement, dated as of November 10, 2000, by and among Continental Airlines Finance Trust II, the Company and Credit Suisse First Boston Corporation and UBS Warburg LLC.

12.1           Statement Regarding Computation of Ratios.

23.1           Consent of Ernst & Young LLP, independent accountants.

23.2 Consent of Cleary, Gottlieb, Steen & Hamilton (included in the opinions filed as Exhibits 5.1 and 8.1).

23.3 Consent of Morris, Nichols, Arsht & Tunnell (included in the opinion filed as Exhibit 5.2).

24.1           Powers of Attorney.

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as indenture trustee under the Indenture.

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as property trustee under the Amended and Restated Declaration of Trust.

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as preferred guarantee trustee under the Preferred Securities Guarantee.

--------------------
*  Previously filed.